UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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TherapeuticsMD, Inc.

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THERAPEUTICSMD, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2019

An Annual Meeting of Stockholders of TherapeuticsMD, Inc., a Nevada corporation, will be held at 8:00 a.m., local time, on Thursday, June 20, 2019, at the Renaissance Boca Raton Hotel, 2000 NW 19th Street, Boca Raton, Florida 33431, for the following purposes:

1.To elect directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified;

2To approve, on a non-binding advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2018 (“say-on-pay”);

3.To provide a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers (“say-on-frequency”);

4.To approve the TherapeuticsMD, Inc. 2019 Stock Incentive Plan (“Stock Incentive Plan”);

5.To ratify the appointment of Grant Thornton LLP, or Grant Thornton, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending December 31, 2019; and

6.To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on April 22, 2019 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, we urge you to vote by proxy as promptly as possible over the Internet or by telephone as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. You may revoke your proxy and vote in person at the meeting even if you have previously returned a proxy.

By Order of the Board of Directors,

/s/ John C.K. Milligan, IV

JOHN C.K. MILLIGAN, IV
Secretary

Boca Raton, Florida
April 29, 2019

PROXY SUMMARY

This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

2019 Annual Meeting of Stockholders

Date:	June 20, 2019

Time:	8:00 am Eastern Time

Place:	Renaissance Boca Raton Hotel 2000 NW 19th Street Boca Raton, Florida 33431

Record Date:	April 22, 2019

Items of Business:

•To elect directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified;

•To approve, on a non-binding advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2018 (“say-on-pay”);

•To provide a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers (“say-on-frequency”);

•To approve the TherapeuticsMD, Inc. 2019 Stock Incentive Plan (“Stock Incentive Plan”);

•To ratify the appointment of Grant Thornton LLP, or Grant Thornton, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending December 31, 2019; and

•To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Admission To Meeting:	Proof of share ownership will be required to enter the 2019 Annual Meeting.

THERAPEUTICSMD, INC.
6800 Broken Sound Parkway NW, Third Floor
Boca Raton, Florida 33487

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The accompanying proxy is solicited on behalf of TherapeuticsMD, Inc., a Nevada corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held at 8:00 a.m., local time, on Thursday, June 20, 2019, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The meeting will be held at the Renaissance Boca Raton Hotel located at 2000 NW 19th Street, Boca Raton, Florida 33431.

In accordance with rules adopted by the Securities and Exchange Commission, or the SEC, that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy statement and our 2018 Annual Report to most of our stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2018 Annual Report, and a proxy card. We believe this process will allow us to provide our stockholders the information they need in a more timely manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.

These proxy solicitation materials were first distributed on or about May 2, 2019 to all stockholders entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 20, 2019. These proxy materials, which include the notice of annual meeting, this proxy statement, and our 2018 Annual Report for the fiscal year ended December 31, 2018, are available at www.proxyvote.com.

Record Date and Outstanding Shares

Stockholders of record at the close of business on April 22, 2019 are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 241,221,840 shares of our common stock. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

If, at the close of business on April 22, 2019, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting. However, whether or not you plan to attend the meeting, we urge you to vote by proxy over the Internet or by telephone as instructed on the Notice of Internet Availability of Proxy Materials, or to fill out and return the proxy card to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend the meeting, revoke your proxy and vote in person.

If, at the close of business on April 22, 2019, your shares were held in an account at a brokerage firm, bank, or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. You should have received voting instructions with these proxy materials from that organization rather than from us. You should follow the instructions provided by that organization to submit your vote. You are also invited to attend the meeting in person. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the meeting.

Quorum

The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business at the meeting.

Required Votes

Assuming that a quorum is present, the eleven persons receiving the largest number of “for” votes of our common stock present in person or by proxy at the meeting and entitled to vote (a plurality) will be elected directors. Stockholders do not have the right to cumulate their votes in the election of directors. We have adopted a majority voting policy as part of our Corporate Governance Guidelines. The majority voting policy is applicable solely to uncontested elections, which are those elections in which the number of nominees for election is less than or equal to the number of directors to be elected. Under the majority voting policy, any nominee for director who receives more “withheld” votes than “for” votes in an uncontested election must submit a written offer to resign as director. Any such resignation will be reviewed by the Nominating and Corporate Governance Committee and, within 90 days after the election, the independent members of our Board of Directors will determine whether to accept, reject or take other appropriate action with respect to, the resignation, in furtherance of the best interests of TherapeuticsMD and our stockholders.

Assuming that a quorum is present, the affirmative vote of a majority of the votes cast will be required to approve the Stock Incentive Plan and to ratify the appointment of Grant Thornton as the independent auditor of our company for the fiscal year ending December 31, 2019. The advisory vote on the compensation of our named executive officers for the fiscal year ended December 31, 2018 (“say-on-pay”) and the advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers (“say-on-frequency”) are non-binding, but our Board of Directors and the Compensation Committee of our Board of Directors, or the Compensation Committee, will consider the input of stockholders based on a majority of votes cast for the say-on-pay proposal and the say-on-frequency proposal alternative that receives the most votes cast.

Votes cast by proxy or in person at the meeting will be tabulated by the election inspector appointed for the meeting who will determine whether a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a brokerage firm, bank, or similar organization indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of each of the eleven nominees for director set forth in this proxy statement, (2) “for” the approval of the compensation of our named executive officers for the fiscal year ended December 31, 2018, (3) “one year” on the proposal to determine the frequency of say-on-pay, (4) “for” the approval of the Stock Incentive Plan, (5) “for” the ratification of the appointment of Grant Thornton, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending December 31, 2019 and (6) as the persons specified in the proxy deem advisable on such other matters as may come before the meeting.

Broker Non-Votes and Abstentions

Brokers, banks, or other nominees that hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals when they have not received instructions from the beneficial owner, such as the ratification of the appointment of Grant Thornton as the independent auditor of our company for the fiscal year ending December 31, 2019. If a broker, bank, or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is “non-routine,” a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the “non-routine” proposals.

Please note that brokers, banks, and other nominees may not use discretionary authority to vote shares on the election of directors, the approval of the compensation of our named executive officers, the say on frequency proposal, or the approval of the Stock Incentive Plan if they have not received specific instructions from their clients. For your vote to be counted in the above, you now will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the meeting.

As provided in our bylaws, as amended, a majority of the votes cast means that the number of votes cast “for” a proposal exceeds the number of votes cast “against” that proposal. Because abstentions and broker non-votes do not represent votes cast “for” or “against” a proposal, broker non-votes and abstentions will have no effect on the proposal to elect directors, the say-on-pay proposal, the say-on-frequency proposal, the proposal to approve the Stock Incentive Plan, or the proposal to ratify the appointment of Grant Thornton as the independent auditor of our company for the fiscal year ending December 31, 2019, as each such proposal is determined by reference to the votes actually cast by the shares present or represented by proxy and entitled to vote.

Revocability of Proxies

Any stockholder giving a proxy may revoke the proxy at any time before its use by furnishing to us either a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Election Inspector

Votes cast by proxy or in person at the meeting will be tabulated by the election inspector appointed for the meeting, who will determine whether a quorum is present. The election inspector will treat broker non-votes and abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and as described in the “Broker Non-Votes and Abstentions” section of this proxy statement for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

Our 2018 Annual Report on Form 10-K, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our company, but, except as indicated therein, is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The information contained in the “Compensation Committee Report” and the “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

Through our website, www.therapeuticsmd.com, we make available free of charge all of our SEC filings, including our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and our current reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Exchange Act.

We will provide, without charge, a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as filed with the SEC to each stockholder that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to our company’s secretary at our executive offices set forth in this proxy statement.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Our amended and restated articles of incorporation and bylaws, each as amended, provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. Presently, the number of directors is fixed at eleven. Our bylaws, as amended, provide that all directors are elected at each annual meeting of our stockholders for a term of one year and hold office until their successors are elected and qualified.

A board of eleven directors is to be elected at this meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them “for” each of the nominees named below. All of the nominees currently are directors of our company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

Vote Required

Assuming that a quorum is present, the eleven persons receiving the largest number of “for” votes of our common stock present in person or by proxy at the meeting and entitled to vote (a plurality) will be elected directors, subject to the majority voting policy in our Corporate Governance Guidelines.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE NOMINEES LISTED BELOW.

The following table sets forth certain information regarding the nominees for directors of our company.

Name	Age	Position
Tommy G. Thompson	77	Chairman of the Board(1)(2)
Robert G. Finizio	48	Chief Executive Officer and Director
John C.K. Milligan, IV	56	President, Secretary and Director
Brian Bernick, M.D.	50	Co-Founder and Director
Jane F. Barlow, M.D., M.B.A, M.P.H.	58	Director(2)
J. Martin Carroll	69	Director(1)(2)
Cooper C. Collins	40	Director(2)(3)
Robert V. LaPenta, Jr.	50	Director(1)(3)
Jules A. Musing	71	Director(1)
Angus C. Russell	63	Director(3)
Nicholas Segal	36	Director(3)

(1)Member of Nominating and Corporate Governance Committee.

(2)Member of the Compensation Committee.

(3)Member of the Audit Committee.

Tommy G. Thompson has served as the Chairman of the Board of Directors of our company since May 2012. Mr. Thompson currently serves as the Chief Executive Officer of Thompson Holdings, a consulting firm. As the Governor of Wisconsin from January 1987 to February 2001, Secretary Thompson was perhaps best known for his efforts to revitalize the Wisconsin economy, for his national leadership on welfare reform, and for his work toward expanding health care access across all segments of society. As the former Secretary of the U.S. Department of Health & Human Services, or HHS, from February 2001 to January 2005, Secretary Thompson served as the nation’s leading advocate for the health and welfare of all Americans. Secretary Thompson was a partner in the law firm of Akin Gump Strauss Hauer & Feld LLP, or Akin Gump, from March 2005 to January 2012, when he resigned to run for the United States Senate. Secretary Thompson served as an Independent Chairman of the Deloitte Center for Health Solutions, a health care consulting company, from March 2005 to May 2009. At the Deloitte Center for Health Solutions and at Akin Gump, Secretary Thompson built on his efforts at HHS to work toward developing solutions to the health care challenges facing American families, businesses, communities, states, and the nation as a whole. Secretary Thompson has also served as the President of Logistics Health, Inc., a provider of medical readiness and homeland security solutions, from February 2005 to January 2011. Secretary Thompson has served as a Senior Fellow for the Bipartisan Policy Center, a non-profit organization focused on bipartisan advocacy and policymaking, since July 2013. Secretary Thompson also serves as a member of the board of directors for the following public companies: Centene Corporation [NYSE: CNC], United Therapeutics Corporation [NASDAQ: UTHR], Physicians Realty Trust [NYSE: DOC] and Tyme Technologies, Inc.

[NASDAQ: TYMI]. Secretary Thompson also served as a member of the boards of directors of C. R. Bard, Inc. [NYSE: BCR] from August 2005 to January 2018, Cytori Therapeutics, Inc. [NASDAQ: CYTX] from April 2011 to May 2016, CareView Communications, Inc. [OTCQB: CRVW] from July 2005 to January 2014, Cancer Genetics, Inc. [NASDAQ: CGIX] from 2008 to January 2014, Pure Bioscience, Inc. [NASDAQ: PURE] from February 2006 to August 2009, SpectraScience, Inc. [OTCBB: SCIE] from September 2007 to December 2009, AGA Medical Holdings, Inc. [NASDAQ: AGAM] from August 2005 to November 2010, and CNS Response, Inc. [OTCBB: CNSO.OB] from August 2009 to March 2010. We believe Secretary Thompson’s experience in public service and numerous public companies, particularly his services and knowledge related to the health care industry as a whole, makes him well suited to serve on our Board of Directors. Secretary Thompson received both his B.S. and J.D. from the University of Wisconsin-Madison.

Robert G. Finizio has served as Chief Executive Officer and a director of our company since October 2011. As co-founder of VitaMedMD, LLC, or VitaMed, our wholly owned subsidiary, Mr. Finizio served as its Chief Executive Officer and a director from April 2008 to October 2011. Mr. Finizio has 16 years of successful early stage company development experience in the health care industry. Mr. Finizio co-founded and served from August 2001 to February 2008 as President of Care Fusion, LLC and then as Chief Executive Officer of CareFusion, Inc., a clinical technology vendor, which was acquired by Cardinal Health, Inc. Mr. Finizio’s early business experience was with Omnicell, Inc. (formerly known as Omnicell Technologies, Inc.), a provider of pharmaceutical supply chain management systems and services, and Endoscopy Specialists, Inc. in the health care IT and surgical space. We believe Mr. Finizio’s intimate knowledge and experience with all aspects of the business, operations, opportunities, and challenges of our company and experience with early stage company development in the health care industry provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. Mr. Finizio earned a B.A. from the University of Miami.

John C.K. Milligan, IV has served as President, Secretary, and a director of our company since October 2011. From December 2008 to October 2011, Mr. Milligan served as President and director of VitaMed. Prior to VitaMed, Mr. Milligan co-founded CareFusion, LLC, serving as President and General Manager from August 2001 to February 2008, and then as President and Chief Operating Officer of CareFusion, Inc. From 1997 to 2001, Mr. Milligan was Vice President, Sales and Operations for Omnicell, Inc. Prior to Omnicell, Mr. Milligan also held executive management positions at Serving Software Inc. and HBO & Co., a health care information systems company, both of which were subsequently acquired by McKesson Corporation. We believe Mr. Milligan’s significant experience in creating, developing and guiding growth-oriented health care companies and knowledge of our business provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. Mr. Milligan is a graduate of the U.S. Naval Academy.

Dr. Brian Bernick has served as co-founder and director of our company since October 2011 and co-founder and director of vitaMedMD, from April 2008 to October 2011. Dr. Bernick previously served as our Chief Clinical Officer from November 2013 to May 2018 and as our Chief Medical Officer from February 2012 until November 2013. Dr. Bernick is a board-certified obstetrician/gynecologist with over 25 years of clinical medical experience. Dr. Bernick was the Department Chair of Obstetrics and Gynecology at Boca Raton Regional Hospital and served on that hospital’s Medical Executive Board as well as the Board of Directors of the Palm Beach Medical Society and VitalMD Group Holding, LLC, one of the largest physician-owned and -managed medical groups in Florida. Dr. Bernick has served on the American College of Obstetricians and Gynecologists’ (ACOG) national committee on Professional Liability. Dr. Bernick is the recipient of several national and regional awards, including recognition by his peers as one of the top doctor’s in his specialty by Castle Connolly as well as the recipient of the American Medical Association Foundation’s Leadership Award. Dr. Bernick has over 100 peer-reviewed publications and presentations of original research at medical conferences. Dr. Bernick is responsible for numerous U.S. and foreign patents focusing on drug therapies and analysis.  Dr. Bernick is an affiliate associate professor of obstetrics and gynecology at Florida Atlantic University College of Medicine. Dr. Bernick holds a B.A. in Economics from Northwestern University, received his Doctorate in Medicine from the Chicago Medical School, and completed his residency at the University of Pennsylvania.

Dr. Jane F. Barlow has served as a director of our company since March 2018. Dr. Barlow is currently the Chief Executive Officer of Jane Barlow & Associates, LLC, a consulting firm focused on pharmaceuticals, diagnostics, devices and health services. She is also the Executive Vice President and Chief Clinical Officer of Real Endpoints, a data, analytics, and advisory firm, and is a Senior Advisor to the MIT Center for Biomedical Innovation Project on Financing of Curative Therapies in the U.S. Before starting her own firm, Dr. Barlow served as Associate Chief Medical Officer for CVS Health from 2013 to 2016 and served as Vice President, Clinical Innovation at Medco Health Solutions, Inc. from 2011 to 2012, Vice President, Medical Strategy & Precision Health Solutions from 2009 to 2011 and Vice President, Medical Strategy & Clinical Quality from 2007 to 2009. From 2000 to 2007, Dr. Barlow was a senior health management leader at IBM. Dr. Barlow has previously served on the board of directors for a number of organizations, including SilverScript Insurance Company, Pennsylvania Life Insurance Company, and Accendo Insurance Company. We believe Dr. Barlow’s healthcare industry knowledge and executive experience provide the requisite qualifications, skills, perspectives, and experience that make her well qualified to serve on our Board of Directors. Dr. Barlow attended medical school at Creighton University and completed her residency training in occupational medicine at Johns Hopkins University. She holds masters’ degrees in business administration and public health and is a Certified Physician Executive with a certificate in Health Information Technology from the American Association of Physician Leaders. Dr. Barlow is board-certified in occupational medicine and is a fellow of both the American College of Occupational and Environmental Medicine and the American College of Preventive Medicine.

J. Martin Carroll has served as a director of our company since March 2015. Mr. Carroll previously served as President and Chief Executive Officer of Boehringer Ingelheim Corp. (U.S.) from 2003 until 2011. He also served as global head of strategy and development for Boehringer Ingelheim (Germany) from 2009 through 2012 and served as Chairman of the Board for a number of Boehringer Ingelheim companies. Previously, Mr. Carroll held positions of increasing responsibility with Merck & Co. Inc. from 1976 to 2001, including manufacturing, international (Japan) and marketing and sales. He left Merck serving as its Executive Vice President for Customer Marketing and Sales of the U.S. Human Health Division. From 1972 to 1976, Mr. Carroll served in the United States Air Force. Mr. Carroll has previously served on the board of directors for a number of organizations, including Accredo Health Group Inc., Vivus Inc. [NASDAQ: VVUS], Durata Therapeutics Inc. [NASDAQ: DRTX], and Gwynedd Mercy College, as well as PhRMA. He currently serves as a director of Mallinckrodt PLC [NYSE: MNK] and Catalent, Inc. [NYSE: CTLT] and previously served as a director of and Inotek Pharmaceuticals Corporation [NASDAQ: ITEK] from 2016 until its merger with Rocket Pharmaceuticals, Ltd. in 2018. We believe Mr. Carroll’s extensive experience as a pharmaceutical industry executive and his experience as a director of other publicly traded pharmaceutical companies provides the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. Mr. Carroll received a B.A. in accounting and economics from the College of Holy Cross and a M.B.A. from Babson College.

Cooper C. Collins has served as a director of our company since February 2012. Mr. Collins has served as Chief Executive Officer of Fortis BioPharma since June 2015. Mr. Collins served as Chief Strategy Officer of Pernix Therapeutics Holdings, Inc. [NASDAQ: PTX], or Pernix, from May 2013 until April 2014, as its President and Chief Executive Officer from March 2010 until May 2013, and as a director from March 2010 until February 2014. Pernix is a specialty pharmaceutical company focused on the sales, marketing, and development of branded and generic pharmaceutical products primarily for the pediatric market. Mr. Collins joined Pernix Therapeutics, Inc., a predecessor of Pernix, in 2002, where he was appointed as a director in January 2007, its President in December 2007, and its Chief Executive Officer in June 2008, serving in those three capacities until March 2010. From December 2005 to December 2007, Mr. Collins served as Vice President of Business and Product Development of Pernix Therapeutics, Inc. and as its Territory Manager from December 2003 to December 2005. Mr. Collins was employed for three years by the National Football League franchise, the New Orleans Saints, in its media relations department. We believe Mr. Collins’ specialty pharmaceutical company knowledge and executive experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. While on a football scholarship, Mr. Collins received a B.A. from Nicholls State University, where he later received an M.B.A.

Robert V. LaPenta, Jr. has served as a director of our company since February 2012. Since August 2011, Mr. LaPenta, Jr. has been a partner of Aston Capital, LLC, a private equity investment firm with a current focus on investments in the aerospace, defense, and intelligence markets. From April 2007 through July 2011, Mr. LaPenta, Jr. served as Vice President of Mergers and Acquisitions and Corporate Strategy for L-1 Identity Solutions, Inc., or L-1, a provider of technology, products, systems and solutions, and services to the U.S. Government and assisted L-1 management with sourcing acquisition targets, due diligence, structuring, valuation, execution, and related financings. Prior to L-1, Mr. LaPenta, Jr. spent 13 years as an institutional equity trader focused on the health care sector trading for both customer and proprietary accounts and most recently served as a Managing Director, Co-Head of Equity Trading at Banc of America Securities LLC, where he managed capital commitment, proprietary trading, and risk management within cash trading. Previously, as a Senior Associate at Coopers & Lybrand LLP, Mr. LaPenta, Jr. participated and managed engagements in auditing, consulting, due diligence, and SEC reporting. Mr. LaPenta, Jr. also serves as a member of the board of directors of Revolution Lighting Technologies, Inc. [NASDAQ: RVLT], a company engaged in the design, manufacture, marketing and installation of LED lighting systems. We believe Mr. LaPenta, Jr.’s diverse investing background, capital markets knowledge, and his relationships within the financial community provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. Mr. LaPenta, Jr. graduated in 1991 from Boston College with a B.A. in Accounting and Finance and is a registered CPA (inactive) in the State of New York.

Jules A. Musing has served as a director of our company since May 2013. In the course of Mr. Musing’s 36-year career in the pharmaceutical and biotechnology industry, specifically at Johnson & Johnson and its affiliates, he has been responsible for the worldwide licensing and acquisition of pharmaceutical and biotechnology products and technologies and the establishment of strategic alliances. This included the establishment of new scientific, technology and product collaborations in various therapeutic areas, the negotiation of licensing and alliance agreements with biotechnology and pharmaceutical companies worldwide, and the partnering, spin-out and out-licensing of company pharmaceutical and biotechnology assets. Prior to moving into those roles, Mr. Musing was Vice President Marketing International for the Janssen Pharmaceutical Group of Companies Worldwide from March 1982 to December 1984; President of Pitman-Moore, Inc., a U.S.-based Johnson & Johnson company from January 1985 to June 1987; Managing Director of Janssen Pharmaceutical in Portugal from July 1987 to March 1990; President of Serono, Inc. in the United States and Executive Vice President with responsibilities for North and South America from April 1990 to January 1993; Member of the board of directors of Ortho Biotech, Inc. from January 1993 to October 1999; and Managing Director of Ortho Biotech in France (a Johnson & Johnson affiliate) from October 1999 to January 2003. From January 2003 to his retirement in September 2010, Mr. Musing served as Vice President, Licensing and Acquisitions for the Pharmaceutical Group at Johnson & Johnson, where he was responsible for the worldwide licensing and acquisition of pharmaceutical and biotechnology products in all therapeutic areas. He has served as a director of Delphi

Digital, Inc. since March 2012 and Chairman of the Scientific Board of Advisors for Noble Capital Financial Markets since February 2012. Mr. Musing also served as a director of iBio, Inc. [NYSE MKT: IBIO] from July 2011 to December 2012. We believe Mr. Musing’s more than 36-years’ experience in the pharmaceutical and biotechnology industry, including the establishment of numerous strategic and global partnerships and various new product collaborations provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. Mr. Musing received his Master’s Degree in Biological Sciences from the University of Brussels (Belgium) and his Graduate Degree in Economics and Financial Sciences from the University of Antwerp (Belgium).

Angus C. Russell has served as a director of our company since March 2015. Mr. Russell previously served as Chief Executive Officer of Shire PLC, a biopharmaceutical company, from June 2008 until April 2013. Mr. Russell served as the Chief Financial Officer of Shire from 1999 to 2008 and also served as Executive Vice President of global finance. Prior to joining Shire, Russell served at ICI, Zeneca and AstraZeneca PLC for 19 years, most recently in the role of Vice President, Corporate Finance at AstraZeneca. He is a chartered accountant, having qualified with what is now PriceWaterhouseCoopers LLP. Mr. Russell also serves as a director of Mallinckrodt PLC [NYSE: MNK], and has served as the chairman of the board of Mallinckrodt since May 2018, and BioTime Inc. [NYSE MKT: BTX] and as the chairman of the board of Revance Therapeutics Inc. [NASDAQ: RVNC]. Mr. Russell previously served as a director of Shire PLC [NASDAQ: SHPG], Questcor Pharmaceuticals Inc. [NASDAQ: QCOR] and InterMune Inc. [NASDAQ: ITMN]. We believe Mr. Russell’s extensive experience as a pharmaceutical industry executive and his experience as a director of other publicly traded pharmaceutical companies provides the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. Mr. Russell holds an honorary Doctor of Business Administration from Coventry University, U.K.

Nicholas Segal has served as a director of our company since February 2012. Since June 2007, Mr. Segal has served as a director of Seavest Capital Partners, or Seavest, a private investment company that invests in early and growth-stage companies, primarily in the education, health care, consumer technology, and media sectors. Representing investments of Seavest, Mr. Segal previously served as a director of VitaMed from May 2010 until October 2011. Mr. Segal also serves on the board of directors of Tout Industries, Inc., a private company focused on real-time mobile video publishing, and on the board of directors of GlobalEcho Foundation, a non-profit organization focused on environmental education. Mr. Segal founded and currently serves as Chief Executive Officer of Polar Generation, LLC, an early-stage consumer products company. Prior to joining Seavest, Mr. Segal served as a senior analyst in the Finance and Business Development group at ESPN from September 2004 to April 2007. We believe Mr. Segal’s broad base of knowledge in technologies and products directed to the consumer market provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. He graduated with a B.A. from Duke University in 2004.

Executive Officers

The following table sets forth certain information regarding our executive officers as of December 31, 2018:

Name	Age	Position
Robert G. Finizio	48	Chief Executive Officer and Director
John C.K. Milligan, IV	56	President, Secretary and Director
Daniel A. Cartwright	61	Chief Financial Officer and Treasurer
Mitchell L. Krassan	53	Chief Strategy & Performance Officer
Michael Donegan	51	Vice President – Finance

Listed below are biographical descriptions of our executive officers. For Mr. Finizio’s and Mr. Milligan’s information, see the description under “Election of Directors” above.

Daniel A. Cartwright has served as Chief Financial Officer and Treasurer of our company since October 2011 and served as Vice President of Finance from October 2011 to April 2013. From July 2011 to October 2011, Mr. Cartwright served as Chief Financial Officer of VitaMed. From May 1996 to July 2011, Mr. Cartwright served as Chief Financial Officer and Executive Vice President of Circle F Ventures, LLC, an Arizona venture capital firm that made investments in more than 50 companies. During the same period, Mr. Cartwright served as Chief Financial Officer and Treasurer of Fleming Securities, formerly a registered broker dealer involved with raising capital for public and private companies. From 1993 to 1996, Mr. Cartwright served as Chief Financial Officer of American Wireless Systems, Inc., a provider of entertainment video services. Mr. Cartwright currently serves as a member of the board of directors of Primetrica, Inc., a private information research company for the telecommunications industry, and formerly served on the board of directors of Antenna Technologies Company, Inc. and WEB Corp. Mr. Cartwright earned his B.S. in Accounting from Arizona State University.

Mitchell L. Krassan has served as Chief Strategy & Performance Officer of our company since October 2011. From April 2010 to October 2011, Mr. Krassan served as Chief Strategy and Performance Officer of VitaMed. Mr. Krassan was a partner with EquiMark Limited, a private investment partnership, from 1997 to 2010. From November 1994 to July 1997, Mr. Krassan served as Chief Financial Officer and Chief Operating Officer of The Reich Group/Telespectrum Worldwide, a fully integrated direct marketing firm that provided clients expertise in market research and analysis, strategic planning, marketing, creative, and production services, telemarketing and database development. Mr. Krassan earned a B.S. in Accounting from the University of Maryland, received his certification as a CPA in the state of Maryland, and earned his M.B.A. in Management from New York University.

Michael Donegan has served as Vice President – Finance of our company since April 2013. Mr. Donegan has a 28-year background in accounting and finance. From August 2012 to April 2013, Mr. Donegan served as an independent consultant exclusively for our company, where he conceptualized, designed and executed our Sarbanes-Oxley 404 compliance program. From August 2007 to August 2012, Mr. Donegan served as an independent consultant designing and implementing Sarbanes-Oxley 404 compliance programs for various non-accelerated filers and executed on pre-designed Sarbanes-Oxley 404 compliance programs for certain large accelerated filers. From January 2005 to August 2007, Mr. Donegan served as an independent consultant exclusively for Tyco International, where he enhanced and executed the Sarbanes-Oxley 404 compliance model with their corporate headquarters group. From November 2001 to December 2004, Mr. Donegan was Manager of Financial Systems at Tyco International at its global headquarters. From 1994 to 2001, Mr. Donegan held various positions in the global consolidation/SEC reporting group at Sensormatic Electronics Corporation culminating with the acquisition of Sensormatic Electronics Corporation by Tyco International in the fall of 2001 when he was the Manager of Financial Systems. Mr. Donegan began his career at Ernst & Young, LLP where he worked in both the audit and tax departments. Mr. Donegan earned his B.S. in Accounting and his Master of Accounting from the University of Florida.

Non-Executive Officers

Listed below are biographical descriptions of our non-executive officers. For Dr. Bernick’s information, see the description under “Election of Directors” above.

Julia Amadio has served as Chief Product Officer of our company since January 16, 2012. Ms. Amadio has more than 30 years of experience in general management with leading pharmaceutical marketing and product development organizations. Ms. Amadio currently serves as a member of the board of directors of Healthy Women, a leading independent, nonprofit health information source for women. From June 2011 to January 2012, Ms. Amadio was President of JMA Consulting, LLC, her own consulting company that she formed in 2008. From June 2009 to May 2011, she served as Global Vice President of Marketing for MeadWestvaco Healthcare Division. Previously, Ms. Amadio was President of a start-up, Patients’ & Consumers’ Pharma, in 2007. She was Vice President of Marketing & Marketing Services with Daiichi Pharmaceutical from 2004 to 2006; Vice President of Aventis Pharmaceutical from 1997 to 2004; Senior Director, New Products Women’s Health at Wyeth from 1991 to 1997; and started her career at J&J’s McNeil Pharmaceutical. Ms. Amadio is an active member and leader in the Healthcare Businesswomen’s Association. She was an adjunct lecturer at St. Joseph’s University in the pharmaceutical M.B.A. program and authored a chapter on Marketing, Market Research and insights in the book Pharmaceutical Development for Woman (Wiley & Sons). Ms. Amadio earned a B.S. in Accounting from St. Joseph’s University and an M.B.A. from Drexel University.

Christian Bloomgren has served as Senior Vice President- Sales and Training since March 2019 and Vice President - Sales of our company since June 2011. Mr. Bloomgren has more than 15 years of leadership experience in the pharmaceutical, bio-technology, and diagnostic industry. From 2005 to 2011, Mr. Bloomgren served as Region Manager at ViaCell, Inc., a biotechnology company dedicated to enabling the widespread application of human cells as medicine, later acquired by PerkinElmer, Inc. While at ViaCell, Mr. Bloomgren built a successful national sales channel and helped lead the Specialty Diagnostics business. From 2000 to 2002, Mr. Bloomgren served as a specialty Account Manager at Eli Lilly & Co. and from 2002 to 2005 as District Manager at KV Pharmaceutical. Mr. Bloomgren served as an Officer in the United States Air Force and holds a B.S. degree from California State University and a M.S. degree from Troy State University.

Dawn Halkuff has served as the Chief Commercial Officer of our company since October 2016. Prior to that, Ms. Halkuff held numerous senior level positions over 20 years of commercial and marketing experience. Ms. Halkuff was previously at Pfizer, Inc. (NYSE: PFE), where she held various leadership roles in women’s health since 2010. Most recently, Ms. Halkuff was Senior Vice President of the Pfizer Consumer Healthcare Wellness Organization and a member of the Consumer Global Leadership Team. Prior to that, Ms. Halkuff was the commercial lead for sales and marketing of the Pfizer Women’s Health Division, focusing on the company’s reinvestment in hormone therapy treatment, including Premarin Vaginal Cream® and oral hot flash treatments. From 2005 to 2010, Ms. Halkuff was Head of Global Innovation at Weight Watchers International (NYSE: WTW), where she created new weight-loss products, services, and solutions for women worldwide. Ms. Halkuff currently serves as a member of the board of directors of Society of Women’s Health Research and Xeris Pharmaceuticals, Inc. [NASDAQ: XERS]. Ms. Halkuff holds a B.A. in Psychology from University of Connecticut and an M.B.A. from Pennsylvania State University.

John Knighton joined TherapeuticsMD as Chief Compliance Officer in March 2018. Mr. Knighton directly reports to the General Counsel and Chief Development Officer and also reports in specific instances to the Chief Executive Officer and the Chair of the Audit Committee of our Board of Directors. Mr. Knighton previously served as Head of Global Compliance at Orexigen Therapeutics from 2016 to 2018 and as Chief Compliance Officer at MicroPort Orthopedics from 2014 to 2016. From 2010 to 2013, Mr. Knighton served in senior compliance roles of increasing responsibility at Wright Medical Technology, holding the titles of Director of Compliance; Sr. Director of Compliance Operations and Interim Chief Compliance Officer. From 2007 to 2010, Mr. Knighton served as Director at King Pharmaceuticals (2007-2010). Earlier in his career, Mr. Knighton served in Life Science Legal and Compliance positions at Solvay Pharmaceuticals and as a Consultant on the Life Science Compliance team at Ernst and Young. Mr. Knighton has designed and implemented multiple compliance programs in complex situations and has also conducted a number of business development diligence, audit and investigation projects related to complex matters facing global life science companies. Mr. Knighton received his BS in Accountancy from Villanova University and his Doctor of Law from Emory University School of Law. He is a member of the State Bar of Georgia.

Adam Miller has served as our Chief Information Officer since March 2018. Mr. Miller has more than 16 years of experience in the information technology field, including more than 13 years specifically in healthcare IT. Prior to becoming CIO, Mr. Miller served as Vice President of Information Technology at TherapeuticsMD and has lead our information technology department since May 2011. Mr. Miller has been responsible for all aspects of IT including governance and planning, IT solutions management and development, infrastructure, security, and operations. Before joining TherapeuticsMD, Mr. Miller was a consultant for Quilogy, a healthcare-focused Microsoft Gold Partner consulting firm. While at Quilogy, Mr. Miller spent time on projects for Kindred Healthcare, the University of Kentucky, and Microsoft filling various roles in project management, development, business analysis, administration, and training. Mr. Miller has also held various IT-related roles with Healthcare Recoveries, Louisville Gas & Electric, and Brown-Forman. Mr. Miller holds a B.S.B.A. in Computer Information Systems with a Concentration in Information Security from the University of Louisville’s College of Business. He is also an active member in the South Florida information technology community.

Dr. Sebastian Mirkin has served as the Chief Medical Officer of our company since November 2013. Dr. Mirkin has more than 20 years of experience and leadership in clinical development and medical affairs in women’s health in global pharmaceutical companies. From October 2009 to November 2013, Dr. Sebastian was Clinical Lead and Global Clinical Lead of Women’s Health, Clinical Research at Pfizer. From October 2005 to October 2009, he was Director and Senior Director, Clinical Research, Women’s Health at Wyeth, and from October 2004 to October 2005 he was Global Lead Medical Services, Women’s Health at Organon. Dr. Mirkin oversaw the development and successful marketing authorization of several novel medicines in the United States, Europe, and Japan. Dr. Mirkin holds a Doctor in Medicine degree from National University, Argentina. Trained in Obstetrics/Gynecology, Dr. Mirkin completed his fellowship in Reproductive Medicine at The Jones Institute of Reproductive Medicine in Norfolk, Virginia.

Jason Spitz has served as Vice President, Commercial Development and Operations since March 2018 and Vice President, Marketing and Corporate Communications of our company since December 2011. Mr. Spitz has 30 years of marketing, advertising, and general management experience in pharmaceutical and biopharmaceutical markets. From June 2008 to December 2010, Mr. Spitz served as Managing Director, Oncology & Hematology at Beacon Healthcare Communications, a company specializing in pharmaceutical and health care advertising. From September 2004 to June 2008, he served as General Manager, Canada and Commercial Strategy and Development at MGI Pharma (later acquired by Eisai, Inc.), a company specializing in oncology and cancer supportive care products. From February 2004 to September 2004, he served as Vice President of Marketing and Sales at Aesgen, Inc., a company specializing in cancer products and drug delivery systems that was acquired by MGI Pharma. Mr. Spitz began his career at Schering Plough as a sales representative, rising within the organization over 15 years to lead a global pharmaceutical franchise. Mr. Spitz earned his BBA in Marketing from The University of Texas at Austin and his M.B.A. in Pharmaceutical Studies from Fairleigh Dickinson University.

Marlan Walker has served as our General Counsel and Chief Development Officer since April 2018 and General Counsel since March 2016. Mr. Walker previously served as our Corporate and Intellectual Property Counsel from June 2013 until he became our General Counsel. Mr. Walker’s experience is focused in management of legal issues and risk in the life science industries across a variety of disciplines. His legal practice prior to his time at TherapeuticsMD included long-term portfolio strategy and management, patent preparation and prosecution, contract negotiation and drafting, life-cycle management, and Hatch-Waxman. After law school, he took a position at Greenberg Traurig, LLP in August 2005. In March of 2009, he moved to Luce Forward Hamilton & Scripps. Mr. Walker accepted an in-house position as Intellectual Property Counsel for Medicis Pharmaceutical Corp. in June 2011, which was acquired by Valeant Pharmaceutical International, Inc. in December 2012. In February 2013, Mr. Walker accepted a position at Kilpatrick Townsend & Stockton, but chose to move in-house again in June 2013, when he accepted a position at our company. Mr. Walker graduated from Arizona State University’s Sandra Day O’Conner College of Law with his J.D. in 2004, and an LL.M. in Intellectual Property Law at The George Washington University Law School in 2005. He holds a Master’s Degree in Molecular Biology and a B.S. degree, both earned from Brigham Young University.

CORPORATE GOVERNANCE

Director Independence

Since October 9, 2017, our common stock has been listed on the Nasdaq Global Select Market of the Nasdaq Stock Market LLC, or Nasdaq, under the symbol “TXMD.” From April 23, 2013 to October 6, 2017, our common stock was listed on the NYSE American under the symbol “TXMD.” Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors.

Our Board of Directors has affirmatively determined, after considering all the relevant facts and circumstances, that each of Dr. Barlow and Messrs. Thompson, Carroll, Collins, LaPenta, Jr., Musing, Russell and Segal, is an independent director, as “independence” is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq, and does not have a relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us) that would interfere with their exercise of independent judgment in carrying out their responsibilities as directors. Accordingly, a majority of our directors are independent, as required under the applicable Nasdaq rules. Messrs. Finizio and Milligan and Dr. Bernick are not considered independent directors because of their executive positions or other relationships with our company. There are no family relationships among any of our directors or officers.

Committee Charters, Corporate Governance, and Code of Ethics

Our Board of Directors has adopted charters for the Audit, Compensation, and Nominating and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct and Ethics, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. We post on our website, at www.therapeuticsmd.com, the charters of our Audit, Compensation, and Nominating and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct and Ethics, and Code of Ethics for the Chief Executive Officer and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by the SEC or Nasdaq. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

Executive Sessions

We regularly schedule executive sessions in which non-employee directors will meet without the presence or participation of management, with at least one of such sessions including only independent directors. Mr. Thompson, as the Chairman of our Board of Directors, chairs the executive sessions.

Board Committees

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each consisting entirely of independent directors.

Audit Committee

The purpose of the Audit Committee is to oversee our financial and reporting processes and the audits of our financial statements and to provide assistance to our Board of Directors with respect to its oversight of the integrity of our financial statements, our company’s compliance with legal and regulatory matters, the independent registered public accountant’s qualifications and independence, and the performance of our independent registered public accountant. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our accounting and financial reporting process and audits of our financial statements on behalf of our Board of Directors. The Audit Committee also selects the independent registered public accountant to conduct the annual audit of our financial statements; reviews the proposed scope of such audit; reviews accounting and financial controls with the independent registered public accountant and our financial accounting staff; and reviews and approves any transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. LaPenta, Jr., Segal, Collins, and Russell, each an independent director of our company under the listing standards of Nasdaq as well as under applicable rules and regulations of the SEC. Mr. LaPenta, Jr. serves as the Chairman of the Audit Committee. Our Board of Directors has determined that Mr. LaPenta, Jr. and Mr. Russell (each of whose background is detailed above) qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC.

Compensation Committee

The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of our Chief Executive Officer and other executive officers and discharging the responsibilities of our Board of Directors relating to our compensation programs. Pursuant to its charter, the Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Compensation Committee. The Compensation Committee currently consists of Dr. Barlow and Messrs. Collins, Thompson, and Carroll, with Mr. Collins serving as Chairman, each an independent director of our company under the listing standards of Nasdaq as well as under applicable rules and regulations of the SEC.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee includes the selection or recommendation to our Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of our Board of Directors, the oversight of the evaluations of our Board of Directors and management, and the development and recommendation to our Board of Directors of a set of Corporate Governance Guidelines applicable to us.

Our Nominating and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the information required by the rules adopted by the SEC is submitted in writing in a timely manner addressed and delivered to our corporate secretary at the address of our executive offices set forth in this proxy statement. Our bylaws, as amended, require that, subject to certain exceptions, a stockholder provide information regarding a director nomination to us no earlier than the 120th day and no later than the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders and update and supplement such information.

The Nominating and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors.

All nominees for election to our Board of Directors at our Annual Meeting of Stockholders are current directors of our company.

The members of the Nominating and Corporate Governance Committee are Messrs. Thompson, LaPenta, Jr., Musing, and Carroll, each an independent director of our company under the listing standards of Nasdaq as well as under applicable rules and regulations of the SEC. Mr. Thompson serves as Chairman.

Board’s Role in Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

Our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC as well as risks relating to various specific developments, such as debt and equity placements and product introductions.

The committees of our Board of Directors assist our Board of Directors in fulfilling its oversight role in certain areas of risks. Pursuant to its charter, the Audit Committee oversees the financial and reporting processes of our company and the audit of the financial statements of our company and provides assistance to our Board of Directors with respect to the oversight and integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualification and independence, and the performance of our independent auditor. The Compensation Committee considers the risks that our compensation policies and practices may have in attracting, retaining, and motivating valued employees and endeavors to assure that it is not reasonably likely that our compensation plans and policies would have a material adverse effect on our company. Our Nominating and Corporate Governance Committee oversees governance-related risks, such as director independence, conflicts of interests, and management succession planning. In addition, our Chief Compliance Officer reports in specific instances to the Chair of the Audit Committee.

Board Diversity

We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board of Directors. We believe directors should have various qualifications, including individual character and integrity; business experience and leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company.

We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis prohibited by law. The assessment of directors is made in the context of the perceived needs of our Board of Directors from time to time.

All of our directors have held high-level positions in business or professional service firms and have experience in dealing with complex issues. We believe that all of our directors are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each director’s background sets forth above indicates the specific experience, qualifications, and skills necessary to conclude that each individual should continue to serve as a director of our company.

Board Leadership Structure

We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles as well as the needs of our company at any point in time. We currently maintain separate roles between the Chief Executive Officer and Chairman of the Board of Directors in recognition of the differences between the two responsibilities. Our Chief Executive Officer is responsible for setting our strategic direction and day-to-day leadership and performance of our company. The Chairman of the Board of Directors provides input to the Chief Executive Officer, sets the agenda for board meetings, and presides over meetings of the full Board of Directors as well as executive sessions of our Board of Directors.

Compensation Committee Interlocks and Insider Participation

During our fiscal year ended December 31, 2018, Dr. Barlow and Messrs. Collins, Thompson, and Carroll served as members of the Compensation Committee.

None of Dr. Barlow or Messrs. Collins, Thompson, or Carroll have been at any time one of our officers or employees or had any relationship with us that requires disclosure under Item 404 of Regulation S-K under the Exchange Act.

During the fiscal year ended December 31, 2018, none of our executive officers served on the compensation committee or board of directors of any entity whose executive officers serve as a member of our Board of Directors or Compensation Committee.

Compensation Recovery Policy

Currently, we have not implemented a policy regarding retroactive adjustments to any cash or stock-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a general compensation recovery, or clawback, policy covering our annual and long-term incentive award plans and arrangements after the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act. However, our Stock Incentive Plan, if approved by our stockholders, provides that awards granted under the Stock Incentive Plan are subject to clawback if we are required to prepare an accounting restatement due to material noncompliance as a result of misconduct with any financial reporting requirement under the federal securities laws and the forfeiture provisions of the Sarbanes-Oxley Act of 2002.

Board and Committee Meetings

Our Board of Directors held a total of five meetings during the fiscal year ended December 31, 2018. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings held by all committees of our Board of Directors on which such director was a member.

During the fiscal year ended December 31, 2018, the Audit Committee held four formal meetings; the Compensation Committee held three meetings; and the Nominating and Corporate Governance Committee held one meeting.

Annual Meeting Attendance

We encourage our directors to attend each annual meeting of stockholders. To that end, we have scheduled a meeting of our Board of Directors on the same day as our annual meeting of stockholders. All of our directors attended the annual meeting of stockholders last year.

Communications with Directors

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to our Board of Directors of TherapeuticsMD, Inc. at the address set forth in this proxy statement c/o any specified individual director or directors. Any such letters are forwarded to the indicated directors.

COMPENSATION DISCUSSION AND ANALYSIS

Background

Our Board of Directors has appointed a Compensation Committee, consisting of independent members of our Board of Directors, to review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, or CEO, evaluate the performance of our CEO on achieving those goals and objectives, and determine or recommend to our Board of Directors the compensation of our CEO based in this evaluation. The Compensation Committee also recommends to our Board of Directors, or as directed by our Board of Directors, determines and approves, the compensation of our other executive officers. The Compensation Committee makes every effort to ensure our executive compensation program is consistent with our values and is aligned with our business strategy and corporate goals.

For 2018, our named executive officers, or NEOs, were:

•Robert G. Finizio – Chief Executive Officer

•John C.K. Milligan, IV – President and Secretary

•Daniel A. Cartwright – Chief Financial Officer and Treasurer

•Mitchell L. Krassan – Chief Strategy & Performance Officer

•Michael Donegan – Vice President – Finance

Each of the NEOs’ pay outcomes are discussed below in the context of our executive pay philosophy and the achievement of key goals and objectives.

Executive Pay Philosophy

We maintain a pay for performance philosophy driven by a pay mix emphasizing variable and performance-based pay tied to corporate performance results and our stock price. We believe this philosophy supports our company’s business strategy of developing and commercializing innovative new products targeted exclusively for women to the benefit of our company’s current stockholders and future customers.

The three core elements of our executive compensation program each serve a different purpose:

Core Element	Purpose
Salary	We set salaries at a level designed to attract and retain the key executives needed to drive our business forward.
Annual Incentive Compensation	Annual incentive compensation is designed to motivate our executives to achieve our annual drug development and commercialization goals and objectives.
Stock-Based Awards

Stock-based awards, which have taken the form of stock options, are designed to align our executive and stockholder interests by providing the opportunity for our executives to earn rewards based on the creation of stockholder value through increases in our share price as driven by the success of our business strategies over time.

We discuss below our performance outcomes and related compensation decisions for 2018.

Executive Summary

2018 Performance

During 2018, we achieved the following major goals and objectives related to our drug development, pre-commercialization and commercialization efforts:

•Achieved approval in May 2018 from the U.S. Food and Drug Administration, or FDA, for TX-004HR®, which we relabeled IMVEXXY® (estradiol vaginal inserts), for the treatment of moderate-to-severe dyspareunia (vaginal pain associated with sexual activity), a symptom of vulvar and vaginal atrophy, or VVA, due to menopause;

•Achieved approval in August 2018 from the FDA for ANNOVERATM (segesterone acetate/ethinyl estradiol vaginal system), the first and only patient-controlled, procedure-free, reversible prescription contraceptive that can prevent unintended pregnancy for up to a full year, which we licensed from the Population Council, Inc. in July 2018;

•Achieved approval in October 2018 from the FDA for TX-001HR, which we relabeled BIJUVATM (estradiol and progesterone), our hormone therapy combination of bio-identical 17ß-estradiol and bio-identical progesterone in a single, oral softgel capsule, for the treatment of moderate-to-severe vasomotor symptoms, or VMS, due to menopause in women with a uterus;

•Commercially launched IMVEXXY® in July 2018;

•Prepared for the commercial launches of BIJUVATM and ANNOVERATM in 2019, through scale-up and manufacturing activities; and

•Identified and explored business development opportunities for our newly approved products, as well as for other business opportunities, which resulted, among other things, in the in-licensing of ANNOVERATM.

Based on these achievements in relation to our corporate goals set at the beginning of 2018, the Compensation Committee and our Board of Directors determined that we achieved 125% of our drug development, pre-commercialization and commercialization goals and objectives for 2018.

2018 Pay Decisions

During 2018, we continued to maintain a disciplined executive compensation program, which included the following:

•No Salary Increases: Maintained NEO salaries at 2017 levels.

•Target Annual Incentives: No changes in annual incentive target levels and paid annual incentives at 125% of target to our NEOs for their achievement of our target 2018 drug development, pre-commercialization and commercialization goals and objectives for 2018, which included three separate drugs achieving final FDA approval, as noted above.

•Equity Awards: Made annual equity awards to our NEOs in the form of stock options at levels somewhat below market.

The Compensation Committee will continue to monitor our executive compensation program and consider further changes as our business continues to evolve in the future, including the use of more financial metrics in our annual incentive plan as begin to commercialize our drugs, a practice that began in 2018 and is continuing in 2019. As a result, during 2018, the Compensation Committee began managing several transitions in our executive compensation programs, including:

•Beginning to transition the annual incentive plan from a focus on drug development milestones up to and including final FDA approval, to a plan that begins to incorporate annual financial goals, such as revenues and income measures, as we begin to focus to a greater extent on our commercialization program, coupled with a lesser, though continuing, focus on drug development; and

•Maintaining an annual equity grant program versus the prior practice of irregular and periodic stock option grants, which the Compensation Committee believes will result in better attraction and retention outcomes among our NEOs and other senior-ranking employees. See “Compensation Elements — Annual Incentive Compensation” for a description of our equity grant program.

The Compensation Committee anticipates the annual incentive plan transition will take place over the next several years as we move through a process of fully commercializing each of our approved drugs.

Results of Say-on-Pay Vote

Since we conducted our first stockholder advisory vote on the compensation of our NEOs (commonly referred to as a “say-on-pay” vote) in August 2013, we have had overwhelming support from our stockholders, achieving more than 95% support in each of the five annual votes from 2013 through 2018.

Consequently, the Compensation Committee and our Board of Directors did not make any significant changes to our executive compensation program, or their decision-making process, in recent years. However, the Compensation Committee has begun to take steps to refocus our executive compensation program as we transition from a drug development company to a company undertaking the commercialization of its FDA-approved drugs.

Role of the Compensation Committee and Chief Executive Officer

The Compensation Committee determines, or recommends to our Board of Directors for determination, the compensation of our CEO and our other executive officers. At least annually, the Compensation Committee evaluates the performance of our CEO and determines, or recommends to our Board of Directors for determination, the compensation for our CEO in the context of the accomplishment of the goals and objectives of our executive compensation program for the year. The Compensation Committee and our Board of Directors, together with our CEO, annually assess the performance of our other NEOs. Based on the determinations of the Compensation Committee and our Board of Directors after receiving recommendations from our CEO, when applicable, the Compensation Committee and our Board of Directors determine the compensation for our other NEOs. The Compensation Committee may also receive input from independent compensation consultants that it may engage from time to time.

At the request of the Compensation Committee, our CEO generally attends a portion of some of our Compensation Committee meetings. This enables the Compensation Committee to review the corporate and individual goals the CEO regards as important to achieve our overall success. The Compensation Committee also requests the CEO to assess the performance against the goals and objectives for our other NEOs. The Compensation Committee makes all decisions regarding individual and corporate goals and objectives. Our CEO does not attend any portion of meetings at which his own compensation is determined.

Compensation Surveys and Compensation Consultants

The Compensation Committee periodically reviews compensation data representative of similar companies to determine appropriate compensation levels that the Compensation Committee believes will enable us to attract executives from other companies and to retain and motivate our executives. The Compensation Committee uses peer group information and broader life sciences industry survey data as frames of reference but does not specifically benchmark or target our compensation levels against any desired targeted level of competitiveness.

From time to time, we retain the services of independent compensation consultants to review a wide variety of factors relevant to executive compensation, trends in executive compensation, and the identification of relevant peer companies. When engaged by the Compensation Committee, our compensation consultants report directly to the Compensation Committee and the Compensation Committee makes all determinations regarding the engagement, fees, and services of our compensation consultants.

During 2018, the Compensation Committee retained Pay Governance LLC, or Pay Governance, to provide executive compensation services to the Compensation Committee, primarily for compensation decisions related to 2018. Pay Governance analyzed and proposed changes to our company’s peer group, provided information with respect to market competitive pay levels for executives and outside directors and assisted the Compensation Committee with the refocus of our executive compensation program discussed above in the Executive Summary.

In accordance with the requirements of applicable SEC rules and the listing standards of Nasdaq, the Compensation Committee has reviewed the independence of Pay Governance and has determined that Pay Governance meets the independence criteria established under such rules and listing standards.

Compensation Elements

Salary

We set salaries at a level sufficient to attract and retain our NEOs in the context of our executives’ opportunity to receive significant incentive compensation if they can achieve pre-determined performance goals and objectives. Salaries for NEOs are established based on an executive’s position, responsibilities, skills, and experience. In determining salaries, we account for individual performance and contributions, future potential, competitive salary levels for comparable positions at other companies, salary levels relative to other positions within our company, and corporate needs. The evaluation of the Compensation Committee and our Board of Directors of the foregoing factors is subjective, and the Compensation Committee and our Board of Directors do not assign a particular weight to any factor.

Annual Incentive Compensation

Annual incentive compensation reflects our pay-for-performance philosophy. We generally adhere to the following process in determining annual incentive compensation:

•Our Board of Directors approves our annual operating plan, which forms the basis for the corporate performance measures and individual performance goals and objectives for our annual performance-based incentive compensation.

•The Compensation Committee reviews and sets the framework for the annual performance-based incentive compensation for the year, including:

oConfirming the plan participants;

oEstablishing a target annual incentive opportunity for each participating NEO; and

oReviewing the corporate performance measures and individual performance objectives for the fiscal year.

We may establish objective performance criteria when setting performance goals for the incentive compensation program for a particular year or may use subjective factors. These performance criteria may include a wide range of factors, including:

•Filing Initial New Drug Applications with the FDA;

•Beginning clinical trials;

•Completing clinical trials;

•Filing new drug applications, or NDAs, with the FDA;

•Receiving new drug approvals from the FDA;

•Reaching sales goals; and

•Increasing cash flows from operations.

The performance criteria may vary on a year-to-year and executive-by-executive basis depending on the goals then deemed important for our company and the executive officer and may be established for all or a portion of a year or for multiple years. We attempt to set each of our performance goals at a level that can be realistically achieved but is challenging and consistent with achieving the desired corporate goal. In establishing performance goals, the Compensation Committee and our Board of Directors also may take into consideration prevailing as well as expected future economic conditions affecting our company’s business and industry. As noted above, we anticipate the annual incentive plan performance goals and objectives will transition toward sales goals and increasing cash flow as we continue the process of commercializing our FDA-approved drugs.

Stock-Based Awards

We strongly believe in using our common stock to tie executive rewards directly to our long-term success and increases in stockholder value. Grants of stock-based awards to our NEOs enable them to benefit from a significant position in our common stock. We have no ongoing policy for allocating among different types of stock-based awards and maintain the flexibility to grant each type of stock-based award. Among other factors, the amount and type of stock-based awards granted to our NEOs account for awards previously granted and the equity held by each individual NEO. While we have the flexibility to grant each type of stock award, we have traditionally used stock options due to our current stage of development, future expected growth profile and prevalence among industry competitors, among other factors.

Stock based compensation typically vests over multiple years to encourage executive retention and emphasize long-term performance and may also include specific performance metrics to be earned. Our Board of Directors grants stock-based awards at regularly scheduled Board of Directors meetings after reviewing allocations recommended by the Compensation Committee following advice from the Compensation Committee’s compensation consultants, an analysis of peer companies, specific goals to be achieved, and a wide range of other factors. See “Executive Compensation — Fiscal Year 2018 Summary Compensation Table.”

Other Benefits

NEOs are eligible to participate in benefit programs available to all full-time employees. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and life insurance coverage.

Policies for the Pricing and Timing of Stock-Based Grants

Our Board of Directors sets the price of all stock-based awards at the closing price of our stock on the date of grant on Nasdaq, or for grants prior to October 9, 2017, on the NYSE American. Our Board of Directors grants stock-based compensation at regularly scheduled meetings each year. In the case of new hires, our Board of Directors generally grants stock-based awards on start dates, which are determined by the date the employee reports for service.

Employment Agreements

Each of our NEOs is a party to an employment agreement with us, which provides for salaries, annual short-term cash-based incentive compensation and stock option grants. The employment agreements for each of Messrs. Finizio, Milligan and Cartwright provide for benefits in the event of certain changes in control of our company. These arrangements have no effect on our ongoing compensation arrangements absent a change in control or other executive termination event. See “Executive Compensation — Employment Agreements.”

Fiscal 2018 Compensation

Use of Market Data

In determining the compensation of our NEOs, we consider compensation levels of executives at similar companies and other competitive factors to enable us to attract executives from other companies and retain and motivate our executives. We periodically review compensation levels of a peer group of companies and consider broader life sciences industry pay survey data. We use peer group and other information as a point of reference, but do not benchmark or target our compensation levels to specific competitive positioning against our peer group or other competitive datapoints. In 2018, our Compensation Committee engaged Pay Governance to prepare a study of the executive officer compensation practices of a group of peer companies.

For 2018 pay change considerations, in late 2017 Pay Governance developed a group of 20 similarly-situated life science companies with a median market cap of $1.3 billion and median number of employees of 250. This 2018 peer group was used by the Compensation Committee and our Board of Directors when establishing our 2018 executive compensation program for our NEOs, along with information from the Radford Global Life Sciences Survey. The 2018 Peer Group consisted of the following companies:

•Achillion Pharmaceuticals, Inc.

•Acorda Therapeutics, Inc.

•Agenus, Inc.

•AMAG Pharmaceuticals, Inc.

•Amarin Corporation plc

•Array BioPharma, Inc.

•Corcept Therapeutics Incorporated

•Cytokinetics, Inc.

•Depomed, Inc.

•Dynavax Technologies Corporation

•Halozyme Therapeutics, Inc.

•Ironwood Pharmaceuticals, Inc.

•Lexicon Pharmaceuticals, Inc.

•MacroGenics, Inc.

•Nektar Therapeutics

•Omeros Corp.

•Sarepta Therapeutics, Inc.

•Spark Therapeutics, Inc.

•Supernus Pharmaceuticals, Inc.

•Theravance Biopharma, Inc.

The 2018 peer group was based on the following criteria:

Industry: Companies competing in the biotech and pharmaceutical industries.

Phase of Development: Therapeutic products in either phase 2 or phase 3 development or pre-commercial stage.

Market Capitalization: Companies with a market capitalization between $368 million and $3.3 billion, with a median market capitalization of $1.3 billion, compared to our then-current market cap of $1.2 billion (market capitalization was evaluated as of
August 31, 2017).

Number of Employees: Companies with between 81 and 674 employees, with a median number of employees of 250, compared to our then-current 159 employees.

The 2018 peer group development process started by eliminating eight companies from the 2016 peer group for the following reasons:

•Two companies were acquired (Ariad Pharmaceuticals and Raptor Pharmaceuticals).

•Five companies were eliminated because their market capitalization exceeded the top end of the market capitalization range noted above (Agios Pharmaceuticals, Exelixis, FibroGen, Portola Pharmaceuticals and Tesaro).

•One company was eliminated because its market capitalization was below the low end of the market cap capitalization noted above (Cempra).

We added the following six companies, all of which met the majority of our criteria as set forth above, to the 14 remaining 2016 peer group companies to derive the 20 company 2018 peer group:

•Array BioPharma, Inc. •Corcept Therapeutics •Cytokinetics, Inc.	•Dynavax Technologies Corporation •Ironwood Pharmaceuticals, Inc. •Omeros Corp.

Salary

Our NEOs received salaries for 2018 in accordance with their respective 2018 compensation plans as recommended by the Compensation Committee and approved by our Board of Directors. As is our practice, we set salaries for our NEOs at the beginning of the year as follows:

Executive Officer	Annualized Fiscal 2017 Salary	Annualized Fiscal 2018 Salary	% Increase
Robert G. Finizio	$600,000	$600,000	0%
John C.K. Milligan, IV	$450,000	$450,000	0%
Daniel A. Cartwright	$375,000	$375,000	0%
Mitchell L. Krassan	$360,000	$360,000	0%
Michael Donegan	$290,000	$290,000	0%

During 2018, salaries of all NEOs remained the same as 2017 salaries.

Annual Performance-Based Incentive Plan

We use annual performance-based incentive compensation to motivate our NEOs to achieve our annual objectives as set forth in our annual operating plan, while making progress towards and supporting our longer-term strategic goals. In addition, the Compensation Committee and our Board of Directors establish individual performance objectives for each of our NEOs. The payment of annual incentives is based upon the achievement of one or more corporate and individual performance objectives.

Target Annual Incentive Opportunities

The Compensation Committee and our Board of Directors determined the target annual incentive opportunities for each of our NEOs for fiscal 2018 should be a percentage of each NEO’s salary. The target annual incentive opportunity established for each NEO for fiscal 2018 was as follows and all were identical to the target annual incentive opportunities for 2017:

Executive Officer	Annualized Fiscal 2018 Salary	Target Annual Incentive Opportunity (as a percentage of salary)	Annualized Target Annual Incentive Opportunity (as a dollar amount)
Robert G. Finizio	$600,000	100%	$600,000
John C.K. Milligan, IV	$450,000	70%	$315,000
Daniel A. Cartwright	$375,000	70%	$262,500
Mitchell L. Krassan	$360,000	50%	$180,000
Michael Donegan	$290,000	25%	$72,500

In setting the target annual incentive opportunities for our NEOs, the Compensation Committee and our Board of Directors exercised their judgment and considered several factors, including:

•Our overall financial and operational results for the prior fiscal year;

•The prior performance of each NEO;

•Each NEO’s roles and responsibilities;

•Each NEO’s individual experience and skills;

•Competitive market practices for annual incentives; and

•For our NEOs other than our CEO, the recommendations of our CEO.

Corporate Performance Measures

For fiscal 2018, the Compensation Committee and our Board of Directors selected several components to measure performance that they believed best supported our annual operating plan and enhanced long-term value creation. As determined by the Compensation Committee and our Board of Directors, our NEOs were eligible to receive annual incentive compensation based on specific corporate performance measures for fiscal 2018. The Compensation Committee and our Board of Directors set these target levels to be aggressive, yet achievable, with diligent effort during 2018.

The corporate performance measures for fiscal 2018 were as follows:

•Obtain approval from the FDA of the NDA for IMVEXXY®;

•Prepare our company for the launch of IMVEXXY®;

•Prepare for manufacturing and scale-up for IMVEXXY®;

•Obtain approval from the FDA of the NDA for BIJUVATM;

•Prepare for manufacturing and scale-up for BIJUVATM;

•Create marketing and sales strategies;

•Create and institute compliance and training initiatives;

•Continue to inform and educate applicable constituencies regarding the potential market sizes for each of our drug candidates; and

•Identify and explore business development opportunities for our company and our drug candidates.

In addition, we licensed the rights to ANNOVERATM in August 2018 and intend to commercialize that product as well as IMVEXXY® and BIJUVATM. The licensing of ANNOVERATM was not a corporate performance measure at the beginning of the year, however, this achievement did contribute to the overall corporate performance outcomes.

Individual Performance Objectives

Consistent with our compensation philosophy of rewarding individual performance, our CEO also developed and recommended to the Compensation Committee and our Board of Directors a series of individual performance objectives for our NEOs, which he deemed to be integral to the achievement of our annual operating plan. These objectives were approved by the Compensation Committee and our Board of Directors. The Compensation Committee and our Board of Directors determined the individual performance goals that should be used to assess the performance of our CEO.

For purposes of the fiscal 2018 annual performance-based incentive compensation, the individual performance goals for each of our NEOs were as follows:

•Mr. Finizio

oObtain approval from the FDA of the NDAs for both IMVEXXY® and BIJUVATM;

oCreate marketing and sales strategies and alliances;

oIdentify and explore business development opportunities for the company and its products;

oDevelop and execute the launch plan for IMVEXXY®;

oInform and educate applicable constituencies regarding the potential market sizes for our drug candidates; and

oFoster an environment of high integrity, ethics, and regulatory compliance.

•Mr. Milligan

oObtain approval from the FDA of the NDAs for both IMVEXXY® and BIJUVATM;

oFacilitate our company’s continued development of a marketing, sales, distribution, and launch strategy for IMVEXXY®;

oFacilitate scale-up and manufacturing for IMVEXXY® and BIJUVATM;

oContinue to evolve compliance and training initiatives;

oFacilitate the execution of the company’s 2018 operations plan; and

oFoster an environment of high integrity, ethics, and regulatory compliance.

•Mr. Cartwright

oObtain approval from the FDA of the NDAs for both IMVEXXY® and BIJUVATM;

oAdjust processes and controls to meet the company’s changing focus on sales and marketing of approved drugs;

oImprove the company’s balance sheet by raising additional funds;

oContinue to develop the IMVEXXY® launch plan;

oAdjust corporate and financial structure to meet operational changes;

oSet financial strategy;

oFacilitate the execution of the company’s 2018 operations plan; and

oFoster an environment of high integrity, ethics, and regulatory compliance.

•Mr. Krassan

oObtain approval from the FDA of the NDAs for both IMVEXXY® and BIJUVATM;

oProvide leadership and direction as we design and build new systems for the launching of our drugs;

oSupport sales and marketing of new drugs by creating metrics to measure success of the IMVEXXY launch;

oContinue to develop independent analyses of the market size of each of our drug candidates;

oIdentify additional metrics and data sets that will allow the company to validate the market size of each of our drug candidates; and

oMeet company goals by providing guidance in evaluating and adjusting the IMVEXXY® launch.

•Mr. Donegan

oObtain approval from the FDA of the NDAs for both IMVEXXY® and BIJUVATM;

oCreate additional controls to empower the company’s transition from a research focused entity into a sales and marketing entity;

oDirect the company through changing and new Sarbanes-Oxley Act requirements;

oMonitor and review our corporate and financial structure;

oSet financial strategy; and

oFoster an environment of high integrity, ethics, and regulatory compliance.

After the end of the fiscal year, our CEO evaluated each NEO’s progress towards the achievement of the NEO’s individual performance objectives. In the case of our CEO, the Compensation Committee and our Board of Directors evaluated his progress towards the achievement of his individual performance goals.

Fiscal 2018 Annual Incentive Decisions

The annual incentive compensation for each of our NEOs was determined based on an assessment by the Compensation Committee and our Board of Directors of success in achieving the corporate performance measures and the individual performance objectives, after considering the recommendations of our CEO for NEOs other than himself.

Based on both our corporate performance for fiscal 2018, in which we met 125% of our corporate goals, and each NEO’s individual performance during the year, the following annual incentive payments were made to our NEOs for fiscal 2018:

Executive Officer	Annualized Fiscal 2018 Salary	Target Annual Incentive Opportunity (as a percentage of salary)	Total Cash Incentive Payments for Fiscal 2018	Percentage of Target Annual Incentive Opportunity
Robert G. Finizio	$600,000	100%	$750,000	125%
John C.K. Milligan, IV	$450,000	70%	$393,750	125%
Daniel A. Cartwright	$375,000	70%	$328,125	125%
Mitchell L. Krassan	$360,000	50%	$225,000	125%
Michael Donegan	$290,000	25%	$90,625	125%

Stock-Based Awards

Stock option grants made in 2015 were designed to provide long-term incentive compensation for more than one year and our Compensation Committee decided, as a result, not to make stock option grants in 2016. This outcome was reflective of past stock option grant practices in which the timing of grants was intermittent (i.e., grants were made over several years on an informal schedule).

In early 2017, with the initial commercialization of several of our drug candidates anticipated to begin in the near future, the Compensation Committee and our Board of Directors decided to move toward an approach to stock option grants more consistent with similarly situated companies, specifically providing for stock option grants to be made on an annual basis. The Compensation Committee and our Board of Directors believed moving to such a practice would better support our company’s recruiting and retention needs for both executives and other employees in the context of the upcoming commercialization efforts. The following stock option grants were made on March 15, 2018 to our NEOs, each of which vests in equal annual installments over a period of three years from the date of grant:

Executive Officer	Number of Stock Options Granted
Robert G. Finizio	440,000
John C.K. Milligan, IV	270,000
Daniel A. Cartwright	170,000
Mitchell L. Krassan	170,000
Michael Donegan	100,000

Our Compensation Committee chose to make these grants based on market data from the 2018 peer group for similar positions at similar companies.

Each officer forfeits the unvested portion, if any, of the stock options if the officer’s service to our company is terminated for any reason, except as may otherwise be determined by our Board of Directors or as provided in an applicable employment agreement. For Messrs. Finizio, Milligan, and Cartwright, stock-based awards vest upon termination due to death or “disability,” termination by our company without “cause,” resignation by the officer for “good reason,” and a “change in control” of our company (as such terms are defined in the employment agreements). For Messrs. Krassan and Donegan, stock-based awards vest upon a “change in control” of our company (as such terms are defined in the employment agreements).

See “Executive Compensation — Fiscal Year 2018 Grants of Plan-Based Awards” and “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End 2018” tables for further information on equity awards granted to and held by each of our NEOs.

Severance and Change in Control Benefits

We have severance and change in control benefits for our NEOs documented in their respective employment agreements. We believe these benefits were necessary to attract our NEOs and the change in control benefits are in the best interests of our company and our stockholders because they help assure we will have the continued dedication and objectivity of our executive officers, notwithstanding the possibility or occurrence of a change in control. For further details, see “Executive Compensation — Potential Payments Upon Termination or Change in Control” below.

Tax and Accounting Considerations

Deductibility of Executive Compensation

The tax treatment of the elements of our compensation program is one factor considered in the design of the compensation program. Under Section 162(m) of the Internal Revenue Code, as amended, or the Code, the federal income tax deduction for certain types of compensation paid to certain executive officers of publicly-held companies is limited to $1.0 million per officer per fiscal year unless such compensation meets certain requirements. This limitation does not apply to certain compensation awards granted prior to November 3, 2017 that meet the transition requirements under Section 162(m) of the Code for “qualifying performance based” compensation (i.e., compensation paid only if performance meets pre-established objective goals based on performance criteria approved by stockholders). Although the Compensation Committee considers the impact of Section 162(m) of the Code as well as other tax and accounting consequences when developing and implementing our executive compensation programs, the Compensation Committee retains the flexibility to design and administer compensation programs in the best interests of our company and stockholders. In addition, due to the ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the transition rule thereunder, no assurances can be given that compensation intended by the Compensation Committee to satisfy the requirements for deductibility under Section 162(m) of the Code would, in fact, do so. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with our business needs. In addition, our Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Taxation of “Parachute” Payments and Deferred Compensation

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits from a change in control of a company that exceed certain prescribed limits, and the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability they might owe as a result of the application of Sections 280G and 4999 during fiscal 2018, and we have not agreed and are not otherwise obligated to provide any executive officer with such a “gross-up” or other reimbursement.

Accounting for Stock-Based Compensation

We account for stock-based awards in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation - Stock Compensation,” or ASC 718. In determining stock-based awards, the Compensation Committee considers the potential expense of these awards under ASC 718 and the impact on our earnings per share.

EXECUTIVE COMPENSATION

Fiscal Year 2018 Summary Compensation Table

The following table lists the compensation of our company’s principal executive officer, principal financial officer, and each of our three other most highly compensated executive officers who were serving as executive officers (collectively, our NEOs) on December 31, 2018, the end of our last completed fiscal year. The following information includes the dollar value of salaries, bonus awards, the number of non-qualified options granted, non-equity incentive plan compensation, and certain other compensation, if any, whether paid or deferred.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation	Total
Robert G. Finizio	2018	$600,000	$150,000(3)	$1,356,218	$600,000	$18,359(5)	$2,724,577
Chief Executive Officer	2017	$600,000	$40,000(3)	$1,756,609	$570,000	$17,346(5)	$2,983,955
	2016	$600,000	$50,000(3)	$—	$600,000	$13,347(5)	$1,263,347

John C.K. Milligan, IV	2018	$450,000	$78,750(3)	$832,225	$315,000	$25,459(4)	$1,701,434
President and Secretary	2017	$450,000	$40,000(3)	$1,026,333	$299,250	$24,446(4)	$1,840,029
	2016	$450,000	$—	$—	$315,000	$19,079(4)	$784,079

Daniel A. Cartwright	2018	$375,000	$65,625(3)	$523,993	$262,500	$18,359(5)	$1,245,477
Chief Financial Officer	2017	$375,000	$40,000(3)	$671,064	$249,375	$17,346(5)	$1,352,785
and Treasurer	2016	$375,000	$—	$—	$262,500	$14,066(5)	$651,566

Mitchell L. Krassan	2018	$360,000	$45,000 (3)	$523,993	$180,000	$20,359(6)	$1,129,352
Chief Strategy &	2017	$360,000	$—	$671,064	$171,000	$19,346(6)	$1,221,410
Performance Officer	2016	$300,000	$—	$—	$150,000	$15,608 (6)	$465,608

Michael Donegan	2018	$290,000	$18,125(3)	$308,232	$72,500	$14,623(6)	$703,480
Vice President - Finance	2017	$290,000	$—	$157,898	$68,875	$14,718(6)	$531,491
	2016	$290,000	$—	$—	$72,500	$12,176(6)	$374,676

(1)The valuation methodology used to determine the fair value of the options granted during the year was the Black-Scholes-Merton option-pricing model, an acceptable model in accordance with ASC 718-10. The Black-Scholes-Merton model requires the use of several assumptions, including volatility of the stock price, the weighted average risk-free interest rate, and the weighted average expected life of the options. For further information, see “Note 8 — Stockholders’ Equity” included in the financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2018.

(2)Amounts in this column for fiscal 2018, 2017 and 2016 represent the amounts earned and payable under our 2018, 2017 and 2016 annual performance-based incentive plan, which were earned and payable in fiscal 2018, 2017 and 2016 but were not paid until after the end of fiscal 2018, 2017 and 2016, respectively. For a description of our 2018 performance-based incentive plan and amounts earned thereunder, see “Compensation Discussion and Analysis —Fiscal 2018 Compensation— Annual Performance-Based Incentive Plan.”

(3)Includes an additional discretionary payment of $50,000 for 2016 related to completion of certain milestones related to our clinical trials for M. Finizio, an additional discretionary bonus of $40,000 for 2017 related to the outstanding work in the achievement of the Company’s objectives for Messrs. Finizio, Milligan, and Cartwright and additional bonuses for all executives for 2018 related to the outstanding work in the achievement of the Company’s objectives.

(4)Consists of health insurance premiums paid on Mr. Milligan’s behalf, a $5,100 car allowance and company match to 401(k) plan for 2018 and health insurance premiums paid on Mr. Milligan’s behalf and a $5,100 car allowance for 2017 and 2016.

(5)Consists of health insurance premiums paid on the NEO’s behalf.

(6)Consists of benefit premiums paid on the NEO’s behalf and company match to 401(k) plan.

Fiscal Year 2018 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the NEOs for the fiscal year ended December 31, 2018.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
		Threshold ($)	Target ($)	Maximum ($)
Robert G. Finizio	03/15/2018		$600,000		440,000	$5.16	$1,356,218
John C.K. Milligan, IV	03/15/2018		$315,000		270,000	$5.16	$832,225
Daniel A. Cartwright	03/15/2018		$262,500		170,000	$5.16	$523,993
Mitchell L. Krassan	03/15/2018		$180,000		170,000	$5.16	$523,993
Michael Donegan	03/15/2018		$72,500		100,000	$5.16	$308,232

(1)Our fiscal 2018 annual performance-based cash bonus plan had no threshold or maximums. The amounts reflect the applicable target incentive cash compensation opportunity for our NEOs under our fiscal 2018 annual performance-based cash bonus plan. All such awards have been paid, and the actual amounts paid are set forth under the “Non-Equity Incentive Plan Compensation” in the Fiscal Year 2018 Summary Compensation Table above. Our fiscal 2018 annual performance-based cash bonus plan is discussed under “Compensation Discussion and Analysis — Fiscal 2018 Compensation — Annual Performance-Based Incentive Plan.”

(2)The amounts shown in this column represent the grant date fair value for stock option awards granted to our NEOs during the covered year calculated in accordance with ASC 718, excluding the effects of forfeitures. The assumptions used in determining the grant date fair value of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2018. We calculated the estimated value of the award based on the closing stock price of our common stock on the date of grant.

Outstanding Equity Awards at Fiscal Year-End 2018

The following table sets forth information with respect to outstanding equity-based awards held by our NEOs at December 31, 2018.

		Option Awards
		Number of Securities Underlying Unexercised Options			Option exercise price	Option exercise date
Name	Grant Date	Exercisable		Unexercisable
Robert G. Finizio	02/27/2012(1)(16)	300,000		—	$2.20	02/27/2022
	04/16/2012(2)	50,000		—	$2.55	04/16/2022
	11/30/2012(3)	268,474	(4)	—	$3.00	11/30/2022
	12/17/2015(5)	950,000		—	$8.92	12/17/2025
	03/15/2017(6)	148,333		296,667	$6.83	03/15/2027
	03/15/2018(7)	—		440,000	$5.16	03/15/2028
John C.K. Milligan, IV	02/27/2012(1)	300,000		—	$2.20	02/27/2022
	04/16/2012(2)	75,000		—	$2.55	04/16/2022
	11/30/2012(3)(17)	800,000		—	$3.00	11/30/2022
	05/02/2013(8)	50,000		—	$2.80	05/02/2023
	01/06/2014(9)	45,000		—	$5.05	01/06/2024
	12/17/2015(5)	500,000		—	$8.92	12/17/2025
	3/15/2017(6)	86,667		173,333	$6.83	03/15/2027
	3/15/2018(7)	—		270,000	$5.16	03/15/2028
Daniel A. Cartwright	10/21/2011(10)	180,000		—	$0.38	10/21/2021
	11/30/2012(3)	700,000		—	$3.00	11/30/2022
	12/17/2015(5)	325,000		—	$8.92	12/17/2025
	3/15/2017(6)	56,667		113,333	$6.83	03/15/2027
	3/15/2018(7)	—		170,000	$5.16	03/15/2028
Mitchell L. Krassan	5/01/2010(11)	105,703		—	$0.19	05/01/2020
	9/01/2010(12)	683,955		—	$0.20	09/01/2020
	11/21/2014(13)	75,000		—	$4.01	11/21/2024
	12/17/2015(5)	150,000		—	$8.92	12/17/2025
	3/15/2017(6)	56,667		113,333	$6.83	03/15/2027
	3/15/2018(7)	—		170,000	$5.16	03/15/2028
Michael Donegan	6/21/2013(14)	75,000		—	$2.98	06/21/2023
	7/09/2014(15)	50,000		—	$5.01	07/09/2024
	12/17/2015(5)	100,000		—	$8.92	12/17/2025
	3/15/2017(6)	13,333		26,667	$6.83	03/15/2027
	3/15/2018(7)	—		100,000	$5.16	03/15/2028

		Warrants
		Number of Securities Underlying Unexercised Warrants		Warrant exercise price	Warrant Expiration Dated
Name	Grant Date	Exercisable	Unexercisable
Robert G. Finizio	03/06/2011(18)	179,000	—	$0.24	03/06/2021
John C.K. Milligan, IV	03/06/2011(18)	179,000	—	$0.24	03/06/2021
Daniel A. Cartwright	10/21/2011(19)	600,000	—	$0.38	10/20/2021

(1)The stock options granted on February 27, 2012 vested in full on February 27, 2013.

(2)The stock options granted on April 16, 2012 vested in full on December 31, 2012.

(3)The stock options granted on November 30, 2012 vested annually on November 30 of each year over three years.

(4)Mr. Finizio was initially granted stock options to purchase 900,000 of our common stock; however, on May 8, 2013, Mr. Finizio agreed to relinquish his right to receive 600,000 shares of our common stock underlying these stock options.

(5)The stock options granted on December 17, 2015 vested monthly over 12 months beginning on January 21, 2016.

(6)The stock options granted on March 15, 2017 will vest annually over three years on the anniversary of the grant date.

(7)The stock options granted on March 15, 2018 will vest annually over three years on the anniversary of the grant date.

(8)The stock options granted on May 2, 2013 vested in full on December 31, 2013.

(9)The stock options granted on January 6, 2014 vested in full on December 31, 2014.

(10)The stock options granted on October 21, 2011 vested annually over four years on the anniversary of the grant date.

(11)The stock options granted on May 1, 2010 vested in full on May 1, 2011.

(12)The stock options granted on September 1, 2010 vested monthly over three years on the first day of each month following the first month after the date of grant.

(13)The stock options granted on November 21, 2014 will vest annually over four years on the anniversary of the grant date.

(14)The stock options granted on June 21, 2013 vested annually over three years on the anniversary of the grant date.

(15)The stock options granted on July 9, 2014 will vest annually over four years on the anniversary of the grant date.

(16)Robert G. Finizio GRAT No. 2 dated May 4, 2015 holds 216,466 of these awards.

(17)John C.K. Milligan IV GRAT No. 2 dated April 28, 2015 holds 53,320 of these awards.

(18)The warrants granted on March 6, 2011 vested quarterly starting on June 30, 2011 over eight quarters.

(19)The warrant granted on October 21, 2011 vested monthly over 44 months beginning on November 21, 2011.

Option Exercises and Stock Vested in Fiscal Year 2018

The following table describes, for our NEOs, the number of shares acquired on the exercise of options during fiscal year 2018.

OPTION EXERCISES AND STOCK VESTING

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Robert G. Finizio	1,472,910	$ 7,496,739
John C.K. Milligan, IV	2,032,255	$10,542,791
Daniel A. Cartwright	80,000	$346,400
Mitchell L. Krassan	—	$—
Michael Donegan	—	$—

For option awards, the value realized is computed as the difference between the market price on the date of exercise and the exercise price times the number of options exercised.

Post-Employment Compensation

Pension Benefits

We do not offer any defined benefit pension plans for any of our employees. We have a 401(k) plan in which employees may participate.

Other Compensation

All of our executive officers are eligible to participate in our employee benefit plans, including medical, dental, life insurance, and tax-qualified Section 401(k) retirement savings plans. These plans are available to all employees and do not discriminate in favor of executive officers. It is generally our policy to not extend significant perquisites to executives that are not broadly available to our other employees. In designing these elements, we seek to provide an overall level of benefits that is competitive with that offered by similarly situated companies in the markets in which we operate based upon our general understanding of industry practice. These benefits are not considered in determining the compensation of our executive officers.

Employment Agreements

Robert G. Finizio has an employment agreement that commenced November 8, 2012; the agreement initially provided for a three-year term and now automatically renews for additional one-year terms each year on the anniversary of execution unless notice of non-renewal is given by either our company or Mr. Finizio at least 90 days prior to such anniversary. The agreement originally provided for: (i) a time-based ten-year stock option, or the Time-Based Option, granted and issued on November 30, 2012, or the Date of Grant, to purchase 900,000 shares of our common stock with the exercise price equal to $3.00, with the underlying shares vesting annually over three years on the anniversary of the employment date, (ii) the right to receive a performance-based ten-year stock option, or the Performance-Based Option, in an amount to be determined, (iii) a salary of not less than $355,100 per year, and (iv) an annual short-term incentive compensation of up to 35% of salary, at the discretion of our Board of Directors. Mr. Finizio will receive employee benefits, vacation, and other perquisites as may be determined from time to time. Conditions of termination call for (i) termination immediately upon death, (ii) termination upon a disability in which Mr. Finizio is unable to perform his duties for more than 180 total calendar days during any 12-month period, (iii) voluntary termination by Mr. Finizio upon a 14 calendar day prior notice, (iv) involuntary termination by our company without cause with 60-day notice (or 90-day notice when termination is due to the non-extension of the employment term by our company), (v) termination for cause, and (vi) termination for good reason wherein Mr. Finizio will have 90 days from the date of notice to terminate his employment.

John C.K. Milligan, IV has an employment agreement that commenced November 8, 2012; the agreement initially provided for a three-year term and now automatically renews for additional one-year terms each year on the anniversary of execution unless notice of non-renewal is given by either our company or Mr. Milligan at least 90 days prior to such anniversary. The agreement originally provided for: (i) a Time-Based Option granted and issued on the Date of Grant to purchase 800,000 shares of our common stock with the exercise price equal to $3.00, with the underlying shares vesting annually over three years on the anniversary of the employment date, (ii) the right to receive a Performance-Based Option in an amount to be determined, (iii) a salary of not less than $288,100 per year, and (iv) an annual short-term incentive compensation of up to 30% of salary, at the discretion of our Board of Directors. Mr. Milligan will receive employee benefits, vacation, and other perquisites as may be determined from time to time. Conditions of termination call for (i) termination immediately upon death, (ii) termination upon a disability in which Mr. Milligan is unable to perform his duties for more than 180 total calendar days during any 12-month period, (iii) voluntary termination by Mr. Milligan upon a 14 calendar day prior notice, (iv) involuntary termination by our company without cause with 60-day notice or (90-day notice when termination is due to the non-extension of the employment term by our company), (v) termination for cause, and (vi) termination for good reason wherein Mr. Milligan shall have 90 days from the date of notice to terminate his employment. The employment agreement contains standard provisions for confidentiality and noncompetition.

Daniel A. Cartwright has an employment agreement that commenced November 8, 2012; the agreement initially provided for a three-year term and now automatically renews for additional one-year terms each year on the anniversary of execution unless notice of non-renewal is given by either our company or Mr. Cartwright at least 90 days prior to such anniversary. The agreement originally provided for: (i) a Time-Based Option granted and issued on the Date of Grant to purchase 700,000 shares of our common stock with the exercise price equal to $3.00, with the underlying shares vesting annually over three years on the anniversary of the employment date, (ii) the right to receive a Performance-Based Option in an amount to be determined, (iii) a salary of not less than $257,100 per year, and (iv) an annual short-term incentive compensation of up to 30% of salary, at the discretion of our Board of Directors. Mr. Cartwright will receive employee benefits, vacation, and other perquisites as may be determined from time to time. Conditions of termination call for (i) termination immediately upon death, (ii) termination upon a disability in which Mr. Cartwright is unable to perform his duties for more than 180 total calendar days during any 12-month period, (iii) voluntary termination by Mr. Cartwright upon a 14 calendar day prior notice, (iv) involuntary termination by our company without cause with 60-day notice or (90-day notice when termination is due to the non-extension of the employment term by our company), (v) termination for cause, and (vi) termination for good reason wherein Mr. Cartwright will have 90 days from the date of notice to terminate his employment. The employment agreement contains standard provisions for confidentiality and noncompetition.

Mitchell Krassan has a one year employment agreement that commenced on December 17, 2015, subject to automatic renewals of one year terms, which calls for (i) a time-based one-year stock option granted to purchase 150,000 shares of our common stock, which was issued on December 21, 2015 with the exercise price equal to $8.92, with the underlying shares vesting monthly in one-twelfth increments beginning on the one month anniversary of the date of the grant, (ii) a salary of not less than $300,000 per year, and (iii) an annual short-term incentive compensation target of 50% of salary, at the discretion of our Board of Directors. Mr. Krassan will receive employee benefits, vacation, and other perquisites as may be determined from time to time. Conditions of termination call for (i) termination immediately upon death, (ii) termination upon a disability in which Mr. Krassan is unable to perform his duties for six consecutive months, (iii) termination immediately by Mr. Krassan upon written notice, (iv) termination immediately by our company without cause, (v) termination for cause upon ten days’ written notice, and (vi) termination by Mr. Krassan for good reason upon 30 days’ written notice within 90 days of the event constituting good reason. The employment agreement contains standard provisions for confidentiality and noncompetition.

Michael Donegan has a one year employment agreement that commenced on December 17, 2015, subject to automatic renewals of one year terms, which calls for (i) a time-based one-year stock option to purchase 100,000 shares of our common stock, which was issued on December 21, 2015 with the exercise price equal to $8.92, with the underlying shares vesting monthly in one-twelfth increments beginning on the one month anniversary of the date of the grant, (ii) salary of not less than $290,000 per year, and (iii) an annual short-term incentive compensation target of 25% of salary, at the discretion of our Board of Directors. Mr. Donegan will receive employee benefits, vacation, and other perquisites as may be determined from time to time. Conditions of termination call for (i) termination immediately upon death, (ii) termination upon a disability in which Mr. Donegan is unable to perform his duties for six consecutive months, (iii) termination immediately by Mr. Donegan upon written notice, (iv) termination immediately by our company without cause, (v) termination for cause upon ten days’ written notice, and (vi) termination by Mr. Donegan for good reason upon 30 days’ written notice within 90 days of the event constituting good reason. The employment agreement contains standard provisions for confidentiality and noncompetition.

Potential Payments Upon Termination or Change in Control

We have employment agreements with certain of our executive officers as described above. The arrangements reflected in these employment agreements are designed to encourage the officers’ full attention and dedication to our company currently and, in the event of any proposed change of control, provide these officers with individual financial security. The employment agreements provide for specified payments and benefits only upon a qualifying termination of employment as described below.

Termination by Us Without Good Cause or by Executive with Good Reason - No Change in Control

Pursuant to the employment agreements for each of Messrs. Finizio, Milligan, and Cartwright, in the event of termination of the executive’s employment without “cause” or resignation by the executive for “good reason” (as each term is defined in the employment agreements), the executive would be entitled to (i) the sum of his salary, payable on a biweekly basis ratably over 52 weeks, and target annual incentive compensation for the fiscal year in which such termination of employment occurs, (ii) a continuation of welfare benefits for a period of one year after such termination, and (iii) amounts accrued but unpaid at the time of termination. Additionally, all outstanding equity awards that vest solely on the passage of time held by such executives would immediately vest in full for each of Messrs. Finizio, Milligan, and Cartwright. If a change in control is consummated on or prior to the first anniversary of the effective date of termination, then, prior to such consummation, the company will be required to deliver to the executive the number of shares of company common stock the executive forfeited upon termination pursuant to unvested performance-based restricted stock awards and all other equity awards held by the executive will accelerate in full.

Pursuant to the employment agreements for each of Messrs. Donegan and Krassan, in the event of termination of the executive’s employment without “good cause” or resignation by the executive for “good reason” (as each term is defined in the employment agreements), the executive would be entitled to (i) the sum of his salary payable over a 12-month period, (ii) any target annual incentive compensation for the fiscal year in which such termination of employment occurs, (iii) a continuation of welfare benefits for a period of one year after such termination, and (iv) payment of accrued but unused paid time off. Additionally, all unvested equity compensation granted after the date of the employment agreement and held by the executive in his capacity as an employee would immediately vest as of the effective date of termination.

Termination or Resignation in Connection with a Change in Control

In the event of termination of the executive’s employment without “cause” or resignation by the executive for “good reason” (as each term is defined in the employment agreements), following the date of the announcement of a transaction that leads to a change in control and up to 12 months following the date of the change in control, in addition to those payments and benefits provided to salaried employees generally, including amounts accrued but unpaid at the time of termination:

•Messrs. Finizio and Milligan would be entitled to (i) the sum of their respective salary and target annual incentive compensation for the fiscal year in which such termination of employment occurs, (ii) a continuation of welfare benefits for a period of one year after such termination, and (iii) all other rights and benefits the executive is vested in, pursuant to other plans and programs of our company, and

•Mr. Cartwright would be entitled to (i) an amount equal to 150% of his salary and target annual incentive compensation for the fiscal year in which such termination of employment occurs, payable in a lump sum, (ii) a continuation of welfare benefits for a period of 18 months after such termination, and (iii) all other rights and benefits the executive is vested in, pursuant to other plans and programs of our company.

Additionally, all outstanding long-term incentive awards and warrants would immediately vest in full for each of Messrs. Finizio, Milligan, and Cartwright.

Termination by Reason of Death or Disability

For Messrs. Finizio, Milligan, and Cartwright, in the event of termination of the executive’s employment by reason of his death or “disability” (as such term is defined in the employment agreements), in addition to those payments and benefits provided to salaried employees generally, including amounts accrued but unpaid at the time of termination, each of the executives would be entitled to (i) pro-rated target annual incentive compensation for the fiscal year in which such termination of employment occurs, payable in a lump sum, (ii) immediate vesting of all outstanding equity awards that vest solely on the passage of time, and (iii) all other rights and benefits the executive is vested in, pursuant to other plans and programs of our company.

The tables below reflect the amount of compensation to certain of our NEOs, assuming termination of such executive’s employment without cause or for good reason or following a change in control of our company on December 31, 2018. Other than as set forth below, no amounts will be paid to our NEOs in the event of termination.

Robert G. Finizio

Executive Benefits and Payments	Termination Without Good Cause or with Good Reason (Not in Connection with a Change in Control)		Termination Without Good Cause or with Good Reason Following a Change in Control		Termination by Reason of Death or Disability
Cash severance	$1,368,359	(1)	$1,368,359	(1)	$750,000	(2)
Equity awards(3)	—		—		—
Other	—		—		—

John C.K. Milligan, IV

Executive Benefits and Payments	Termination Without Good Cause or with Good Reason (Not in Connection with a Change in Control)		Termination Without Good Cause or with Good Reason Following a Change in Control		Termination by Reason of Death or Disability
Cash severance	$864,109	(1)	$864,109	(1)	$393,750	(2)
Equity awards(3)	—		—		—
Other(4)	$5,100		$5,100		$5,100

Daniel A. Cartwright

Executive Benefits and Payments	Termination Without Good Cause or with Good Reason (Not in Connection with a Change in Control)		Termination Without Good Cause or with Good Reason Following a Change in Control		Termination by Reason of Death or Disability
Cash severance	$721,484	(1)	$1,073,046	(1)	$328,125	(2)
Equity awards(3)	—		—		—
Other	—		—		—

Mitchell Krassan

Executive Benefits and Payments	Termination Without Good Cause or with Good Reason (Not in Connection with a Change in Control)		Termination Without Good Cause or with Good Reason Following a Change in Control		Termination by Reason of Death or Disability
Cash severance	$605,359	(1)	$605,359	(1)	$225,000	(2)
Equity awards(3)	—		—		—
Other	—		—		—

Michael Donegan

Executive Benefits and Payments	Termination Without Good Cause or with Good Reason (Not in Connection with a Change in Control)		Termination Without Good Cause or with Good Reason Following a Change in Control		Termination by Reason of Death or Disability
Cash severance	$395,248	(1)	$395,248	(1)	$90,625	(2)
Equity awards(3)	—		—		—
Other	—		—		—

(1)Consists of payments due to executive for (i) salary, (ii) target annual incentive compensation, and (iii) health and welfare benefits. In the case of Mr. Cartwright following a change in control, consists of (i) 150% of salary, (ii) 150% of target annual incentive compensation, and (iii) health and welfare benefits.

(2)Represents full annual incentive compensation that would be prorated based on termination date.

(3)Represents the value of unvested equity awards that would become fully vested upon a termination without cause, resignation for good reason, or in connection with a change in control. The value is calculated by multiplying the number of shares underlying each accelerated award by the difference between the per share closing price of the Common Stock on December 31, 2018 and the per share exercise price. In each case, the exercise price was below the per share closing price of the Common Stock on December 31, 2018, and thus no value was attributable to the accelerated vesting of the awards.

(4)Represents the amount payable for a car allowance.

Nonqualified Deferred Compensation

We do not offer any deferred compensation plans for any of our NEOs.

Limitation of Directors’ Liability; Indemnification of Directors, Officers, Employees, and Agents

Our amended and restated articles of incorporation and bylaws, each as amended, provide that we may indemnify to the full extent of our power to do so, all directors, officers, employees, and/or agents. The effect of this provision in the amended and restated articles of incorporation is to eliminate the rights of our company and our stockholders, either directly or through stockholders’ derivative suits brought on behalf of our company, to recover monetary damages from a director for breach of the fiduciary duty of care as a director except in those instances described under Nevada law.

Insofar as indemnification by our company for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to officers and directors of our company pursuant to the foregoing provisions or otherwise, we are aware that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CHIEF EXECUTIVE OFFICER PAY RATIO

For 2018, the total compensation of our Chief Executive Officer of $2,724,577, as presented in the Summary Compensation Table, was approximately 27 times the total compensation of our median employee of approximately $103,000. To identify the median of the annual compensation of all of our employees (other than the CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal year 2018 and added the fair value of options granted in 2018. The median employee was identified by reviewing the total compensation for all employees (other than the CEO) who were employed by us on December 31, 2018. All of our employees were included, whether employed on a full-time, part-time or seasonal basis. Adjustments were made to annualize the compensation of employees who were not employed by us for the entire year. No full-time equivalent adjustments were made for part time employees.

The SEC’s pay ratio disclosure rules provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee and the pay ratio. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2018, the following table shows the number of securities to be issued upon exercise of outstanding options under equity compensation plans approved by our stockholders, which plans do not provide for the issuance of warrants or other rights.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options (a)		Weighted- Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders	20,872,824	(1)	$4.93	3,300,245	(2)
Equity Compensation Plans Not Approved by Stockholders	─		─	—

(1)Represents 14,594,350 shares issuable under the 2009 Long Term Incentive Compensation Plan, as amended, or the 2009 Plan, and 7,318,474 shares issuable under the Amended and Restated 2012 Stock Incentive Plan, or the 2012 Plan.

(2)Represents 866,912 shares available for future issuance under the 2009 Plan and 2,433,333 shares available for future issuance under the 2012 Plan.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Policy Relating to Related Party Transactions

We have a policy that we will not enter into any material transaction in which a director or officer has a direct or indirect financial interest unless the transaction is determined by our Board of Directors to be fair to us or is approved by a majority of our disinterested directors or by our stockholders, as provided for under Nevada law. Generally, our Board of Directors as a whole, other than an affected director, if applicable, determines whether a director or officer has a direct or indirect (i.e., any) financial interest in a transaction deemed material based upon our Code of Conduct and Ethics and Nevada law. From time to time, our Audit Committee, in accordance with its charter, will also review potential conflict of interest transactions involving members of our Board of Directors and our executive officers. The policy with respect to such transactions is provided in our company’s Code of Conduct and Ethics.

Related Party Transactions

Other than compensation arrangements, we describe below transactions and series of similar transactions, since January 1, 2018, to which we were a party or will be a party, in which:

•the amounts involved exceeded or will exceed $120,000; and

•any of our directors, executive officers, or holders of more than 5% of our voting securities, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and NEOs are described elsewhere in this proxy statement.

Agreements with Catalent, Inc.

J. Martin Carroll, a director of ours, has served as a director of Catalent, Inc. since July 2015. From time to time, we have entered into agreements with Catalent in the normal course of business. All such agreements have been reviewed and approved by disinterested directors of our company or a committee consisting of disinterested directors of our company since July 2015. During the years ended December 31, 2018, 2017 and 2016 we were billed by Catalent approximately $4,111,000, $3,646,000 and $3,647,000, respectively, for inventory related to our products, manufacturing activities related to our clinical trials, scale-up, registration batches, stability and validation testing. As of December 31, 2018 and 2017, there were amounts due to Catalent of approximately $88,000 and $523,000, respectively. In addition, we have minimum purchase requirements in place with Catalent.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section included in this proxy statement and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement.

April 29, 2019	Respectfully submitted,

Cooper C. Collins, Chairman Dr. Jane Barlow J. Martin Carroll Tommy G. Thompson

DIRECTOR COMPENSATION

We compensate our non-employee directors with a combination of cash and equity. Effective January 1, 2018, we eliminated per meeting fees and revised the cash portion of our Board of Directors retainers as follows: each director will receive an annual cash retainer of $57,500; the Chairman of the Board will receive an additional $30,000 annual cash retainer; the chairperson of our Audit Committee will receive an annual cash retainer of $30,000 and the other members of the Audit Committee will receive an annual cash retainer of $15,000; the chairperson of our Compensation Committee will receive an annual cash retainer of $20,000 and the other members of the Compensation Committee will receive an annual cash retainer of $12,000; and the chairperson of each of our other committees will receive an annual cash retainer of $12,500 and the other members will receive an annual cash retainer of $7,500. We also reimburse our directors for reasonable expenses related to attendance at Board of Directors and committee meetings. In addition, in 2018, each director received an annual grant of stock options to purchase 50,000 shares of our common stock and the Chairman of the Board received an additional grant of stock options to purchase 25,000 shares of our common stock.

The following table and accompanying footnotes detail compensation paid to our directors for services rendered for the year ended December 31, 2018. Messrs. Finizio’s and Milligan’s compensation is described above under “Executive Compensation.”

Name	Fees Earned or Paid in Cash	Option Awards(1)(2)(3)		All Other Compensation		Total
Brian A. Bernick, M.D.	$—	$—	(4)	$—	(5)	$—
Dr. Jane Barlow	$67,250	$180,039		—		$247,289
J. Martin Carroll	$80,750	$180,039		—		$260,789
Cooper C. Collins	$92,500	$180,039		—		$272,539
Robert V. LaPenta, Jr.	$95,000	$180,039		—		$275,039
Jules A. Musing	$65,000	$180,039		—		$245,039
Nicholas Segal	$72,500	$180,039		—		$252,539
Angus C. Russell	$76,250	$180,039		—		$256,289
Tommy G. Thompson	$108,250	$270,058		—		$378,308

(1)The valuation methodology used to determine the fair value of the options granted during the year was the Black-Scholes-Merton option-pricing model, an acceptable model in accordance with ASC 718. The Black-Scholes-Merton model requires the use of several assumptions including volatility of the stock price, the weighted average risk-free interest rate, and the weighted average expected life of the options. For further information, see “Note 8 – Stockholders’ Equity” included in the financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2018.

(2)Stock options depicted in the table above were granted to directors (other than Dr. Bernick) for serving on our Board of Directors on July 2, 2018 and will vest on July 2, 2019.

(3)On December 31, 2018, each of the directors listed in the “Director Compensation” table had option awards outstanding to purchase the following number of shares of common stock: Dr. Bernick (960,000), Mr. Collins (495,000), Mr. LaPenta (495,000), Mr. Thompson (982,500), Mr. Segal (512,057), Mr. Musing (620,000), Mr. Russell (275,000), Mr. Carroll (275,000), Dr. Barlow (100,000) and there were no forfeitures of stock options by any of such directors in fiscal 2018.

(4)Dr. Bernick receives no additional compensation for his duties as a director of our company. For the year ended December 31, 2018, Dr. Bernick received a grant of stock options for his services as an officer of our company valued at $523,993.

(5)Dr. Bernick receives no additional compensation for his duties as a director of our company. For the year ended December 31, 2018, Dr. Bernick received cash compensation for his services as an officer of our company in the amount of $690,625.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee consisting of independent directors. All of the members of the committee must be “independent” of our company and management, as independence is defined in applicable rules of the SEC and the Nasdaq listing standards.

The purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor and any internal audit function. The primary responsibilities of the committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee the audited financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

The committee discussed with our independent auditor the overall scope and plans for its audit. The committee meets with the independent auditor, with and without management present, to discuss the results of the independent auditor’s examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The committee held four meetings in 2018.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

The report has been furnished by the Audit Committee of our Board of Directors.

April 29, 2019	Robert V. LaPenta, Jr., Chairman Cooper Collins Angus C. Russell Nicholas Segal

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These regulations require the directors, officers, and persons who own more than 10% of a registered class of our equity securities to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2018, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year was a director, officer, or persons who own more than 10% of a registered class of our equity securities, complied with all Section 16(a) filing requirements during such fiscal year, except that Mr. Cartwright filed a late Form 4 on November 13, 2018 in connection with the exercise of 40,000 stock options and the sale of the common stock underlying such stock options on November 7, 2018.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 22, 2019, by the following:

•each of our directors and executive officers;

•all of our directors and executive officers as a group; and

•each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days of April 22, 2019. Shares issuable pursuant to stock options, warrants, and convertible securities are deemed outstanding for computing the percentage of the person holding such options, warrants, or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o TherapeuticsMD, Inc., 6800 Broken Sound Parkway NW, Third Floor, Boca Raton, Florida 33487.

	Shares Beneficially Owned
Name of Beneficial Owners	Number	Percent(1)
Executive Officers and Directors:
Robert G. Finizio(2)	22,557,366	9.27%
John C.K. Milligan, IV(3)	7,676,938	3.15%
Daniel A. Cartwright(4)	1,975,001	*
Mitchell L. Krassan(5)	1,184,657	*
Michael Donegan(6)	284,999	*
Brian Bernick, M.D.(7)	7,402,372	3.06%
Tommy G. Thompson (8)	1,595,556	*
Jane F. Barlow, M.D., M.B.A, M.P.H.(9)	50,000	*
J. Martin Carroll(10)	235,000	*
Cooper C. Collins(11)	481,000	*
Robert V. LaPenta, Jr. (12)	455,000	*
Jules A. Musing (13)	575,000	*
Angus C. Russell(14)	273,500	*
Nicholas Segal (15)	1,211,334	*
All executive officers and directors as a group (14 persons)(16)	45,957,722	18.91%

	Shares Beneficially Owned
Name of Beneficial Owners	Number	Percent(1)
5% Stockholders:
Bank of NY Mellon Corp.(17)	31,451,359	13.04%
FMR LLC(18)	18,088,341	7.50%
JP Morgan Chase & Co.(19)	19,863,673	8.23%
T. Rowe Price Associates, Inc.(20)	21,522,345	8.92%
BlackRock, Inc.(21)	16,687,563	5.92%
The Vanguard Group (22)	13,295,496	5.51%

*Represents less than 1% of the outstanding shares of our common stock.

(1)Applicable percentage of ownership is based on 241,221,840 shares of common stock outstanding as of April 22, 2019, as adjusted for each stockholder.

(2)Includes (i) 18,366,559 shares held by Mr. Finizio directly, (ii) 1,335,136 shares held indirectly by Mr. Finizio through a grantor-retained annuity trust, (iii) 664,864 shares held by Robert Finizio Revocable Trust, (iv) 2,011,807 shares issuable upon the exercise of vested stock options and (v) 179,000 shares issuable to Mr. Finizio upon the exercise of a vested warrant.

(3)Represents (i) 3,557,373 shares held by John C.K. Milligan Revocable Trust U/A 08/10/2009, as amended 11/22/2011, or the Trust, (ii) 1,472,419 shares held by Goldman Sachs & Co f/b/o John Milligan IRA, (iii) 434,814 shares held indirectly by the Milligan Irrevocable Nonexempt Trust – 2014, (iv) 2,033,332 shares issuable upon the exercise of vested stock options and (v) 179,000 shares issuable to Mr. Milligan upon the exercise of a vested warrant. Mr. Milligan serves as the trustee and is the beneficiary of the Trust.

(4)Represents (i) 1,375,001 shares issuable to Mr. Cartwright upon the exercise of vested stock options and (ii) 600,000 shares issuable to Mr. Cartwright upon the exercise of a vested warrant.

(5)Represents 1,184,657 shares issuable to Mr. Krassan upon the exercise of vested stock options.

(6)Represents 284,999 shares issuable to Mr. Donegan upon the exercise of vested stock options.

(7)Represents (i) 6,557,371 shares held by BF Investment Enterprises, Ltd., or BF Investment, (ii) 52,000 shares held by Dr. Bernick and Beth Familant, as tenants by the entirety, (iii) 3,000 shares held by BF Management, LLC, or the GP, a general partner of BF Investment, (iv) 250,000 shares issuable to BF Investment upon the exercise of vested stock options and (v) 540,001 shares issuable to Dr. Bernick upon the exercise of vested stock options. Dr. Bernick serves as the Manager of the GP and holds (x) together with his wife as tenants by the entirety, a 70.6% membership interest in the GP, (y) together with his wife as tenants by the entirety, a 73% limited partner interest in BF Investment, and (z) in the aggregate, with his spouse in their individual capacities, a 3.272% limited partner interest in BF Investment. Accordingly, Dr. Bernick may be deemed to beneficially own the shares owned by BF Investment and the GP. Dr. Bernick disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest.

(8)Represents (i) 683,500 shares held by Thompson Family Investments, LLC, an entity solely owned by Thompson Family Holdings, LLC, an entity solely owned by Mr. Thompson, (ii) 3,555 shares held by Mr. Thompson, (iii) 1,001 shares held indirectly by Thompson Family Holdings and (iv) 907,500 shares issuable to Mr. Thompson upon exercise of vested stock options.

(9)Includes 50,000 shares issuable to Dr. Barlow upon the exercise of vested stock options.

(10)Includes (i) 10,000 shares held by Mr. Carroll directly and (ii) 225,000 shares issuable to Mr. Carroll upon the exercise of vested stock options.

(11)Includes (i) 36,000 shares held by Mr. Collins directly and (ii) 445,000 shares issuable to Mr. Collins upon the exercise of vested stock options.

(12)Includes (i) 5,000 shares held by Mr. LaPenta, Jr. directly, (ii) 5,000 shares held indirectly by trusts for Mr. LaPenta’s minor children and (iii) 445,000 shares issuable to Mr. LaPenta, Jr. upon the exercise of vested stock options.

(13)Includes (i) 5,000 shares held directly by Mr. Musing and (ii) 570,000 shares issuable to Mr. Musing upon the exercise of vested stock options.

(14)Includes (i) 48,500 shares held by Mr. Russell directly and (ii) 225,000 shares issuable to Mr. Russell upon the exercise of vested stock options.

(15)Represents (i) 601,019 shares held directly by Mr. Segal, (ii) 462,057 shares issuable to Mr. Segal upon the exercise of vested stock options, (iii) Mr. Segal’s pro rata portion (139,455 shares) of the shares held by Fourth Generation Private Equity Partners, or Fourth Generation, and (iv) Mr. Segal’s pro rata portion (8,803 shares) of the shares held by DJS Beneficiaries, LLC. Mr. Segal does not have voting or dispositive power over the shares held by Fourth Generation or DJS Beneficiaries. Richard Segal, in his official capacity, exercises sole voting and dispositive power over the shares held by Fourth Generation.

(16)This amount includes all shares directly and indirectly owned by all executive officers and directors and all shares issuable directly and indirectly upon the exercise of vested stock options and warrants held by our executive officers and directors.

(17)Bank of New York Mellon Corporation has sole voting power over 29,505,919 shares and sole dispositive power over 29,478,836 shares. Bank of New York Mellon Corporation’s address is 240 Greenwich Street, New York, New York 10286. This information is based on Amendment No. 5 to Schedule 13G filed with the SEC on January 29, 2019.

(18)FMR LLC has sole voting power over 1,310,301 shares and sole dispositive power over 18,088,341 shares. The address of FMR LLC is 245 Summer Street, Boston, MA 02210. This information is based on Amendment No. 8 to Schedule 13G filed with the SEC on February 13, 2019.

(19)JP Morgan Chase & Co. has sole voting power over 17,375,087 shares and sole dispositive power over 19,836,673 shares. JP Morgan Chase & Co.’s address is 270 Park Ave., New York, NY 10017. This information is based on Amendment No. 2 to Schedule 13G filed with the SEC on January 28, 2019.

(20)T. Rowe Price Associates, Inc. has sole voting power over 4,332,577 shares and sole dispositive power over 21,522,345 shares. T. Rowe Price Associates, Inc.’s address is 100 E. Pratt Street, Baltimore, Maryland 21202. This information is based on Amendment No. 6 to Schedule 13G filed with the SEC on February 14, 2019.

(21)BlackRock, Inc. has sole voting power over 16,223,068 shares and sole dispositive power over 16,687,563 shares. BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10055. This information is based on Amendment No. 2 to Schedule 13G filed with the SEC on February 6, 2019.

(22)The Vanguard Group has sole voting power over 380,437 shares and sole dispositive power over 12,919,609 shares. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355. This information is based on Amendment No. 1 to Schedule 13G filed with the SEC on February 12, 2019.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

Background

The Dodd-Frank Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC’s rules.

Summary

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to provide advisory approval of the compensation of our NEOs (which consist of our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers during our last completed fiscal year), as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this proxy statement, beginning on page 16. Our executive compensation program is designed to enable us to attract, motivate, and retain highly qualified executives. This program provides long-term stock-based incentive compensation that focuses our executives’ efforts on building stockholder value by aligning their interests with those of our stockholders. We urge our stockholders to review the Compensation Discussion and Analysis section included in this proxy statement and the executive-related compensation tables for more information.

Board Recommendation

Our Board of Directors believes that the information provided within the “Executive Compensation” section of this proxy statement demonstrates our executive compensation program is designed appropriately and is working to ensure our NEOs receive the majority of their compensation based on performance-driven considerations and that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The following resolution is submitted for a stockholder vote at the annual meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2018, as disclosed in the Compensation Discussion and Analysis section, compensation tables, and narrative discussion set forth in this proxy statement.

Vote Required

The say-on-pay vote is advisory, and therefore not binding on our company, our Compensation Committee, or our Board of Directors. Although non-binding, the vote will provide information to our Compensation Committee and our Board of Directors regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our Compensation Committee and our Board of Directors will be able to consider when determining executive compensation for the years to come.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE
OFFICERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018, AS DESCRIBED IN THE
COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND
NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL THREE

ADVISORY VOTE ON DETERMINING THE FREQUENCY OF SAY-ON-PAY (“SAY-ON-FREQUENCY”)

Background

The Dodd-Frank Act enables our stockholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our NEOs. Stockholders have the option of recommending a frequency vote every year, every two years, or every three years or abstaining from making a recommendation.

Summary and Board Recommendation

Our Board of Directors has considered the advantages and disadvantages of the frequency of the say-on-pay vote. Based on its analysis, our Board of Directors believes that an annual advisory vote of on executive compensation would be the most meaningful for our Board of Directors and our Compensation Committee and best serve the interests of our company and its stockholders. Our Board of Directors believes an annual advisory vote will provide the most timely feedback on executive compensation arrangements, plans, programs, and policies as executive compensation disclosures are made annually.

Stockholders should recognize, however, it may not be appropriate or feasible to change compensation programs already in place for the year in which the vote occurs since the advisory vote on executive compensation will take place after the beginning of the compensation year. Stockholders also should recognize that their recommendation may be modified in the future if an annual frequency vote becomes burdensome or otherwise proves to be less helpful than originally expected.

We will consider stockholders to have expressed a preference for the frequency that receives the largest number of favorable votes. Our Board of Directors also may from time to time decide that it is in the best interests of our company and its stockholders to hold the frequency vote more or less frequently than the non-binding option preferred by our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“ONE YEAR” ON THE PROPOSAL TO DETERMINE THE FREQUENCY OF SAY-ON-PAY.

PROPOSAL FOUR

APPROVAL OF THE THERAPEUTICSMD, INC. 2019 STOCK INCENTIVE PLAN

Background and Purpose

On April 29, 2019, our Board of Directors adopted and approved the TherapeuticsMD, Inc. 2019 Stock Incentive Plan (the “2019 Stock Incentive Plan”), and recommended that it be submitted to our stockholders for their approval at the next annual meeting. If the 2019 Stock Incentive Plan is approved by our stockholders, no future awards will be made under either our Amended and Restated 2012 Stock Incentive Plan or our 2009 Long Term Incentive Compensation Plan (the “Prior Plans”). Outstanding awards granted under these Prior Plans will remain subject to the terms and conditions in the Prior Plans.

If stockholders approve the 2019 Stock Incentive Plan, subject to adjustment in the event of stock splits and other similar events, awards may be made under the 2019 Stock Incentive Plan for up to the sum of (i) 15,000,000 shares of common stock and (ii) such additional number of shares of common stock as is equal to (x) the number of shares of common stock reserved for issuance under the Prior Plans that remain available for grant under such plans immediately prior to the date the 2019 Stock Incentive Plan is approved by the Company’s stockholders and (y) the number of shares of common stock subject to awards granted under the Prior Plans, as amended, which awards expire, terminate or are otherwise surrendered, cancelled, or forfeited without the issuance of shares.

The purpose of the 2019 Stock Incentive Plan is to provide a means for us and our subsidiaries and other designated affiliates (the “Related Entities”) to attract key personnel to provide services to us and the Related Entities, as well as to provide a means by which those key persons can acquire and maintain stock ownership, resulting in a strengthening of their commitment to our welfare and the welfare of the Related Entities and promoting the mutuality of interests between participants and our stockholders. A further purpose of the 2019 Stock Incentive Plan is to provide participants with additional incentive and reward opportunities designed to enhance our profitable growth and the profitable growth of the Related Entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of stockholder value.

Stockholder approval of the 2019 Stock Incentive Plan is required (i) for purposes of complying with the stockholder approval requirements for listing our shares on the Nasdaq, and (ii) to comply with the incentive stock options rules under Section 422 of the Code.

Our Board of Directors recommends that stockholders approve the 2019 Stock Incentive Plan. If the stockholders do not approve the 2019 Stock Incentive Plan, the plan will not go into effect and our Board of Directors will consider whether to adopt some alternative arrangement based on its assessment of our needs. The text of the 2019 Stock Incentive Plan is attached as Annex A to this Proxy Statement.

Why We Are Seeking Approval of the 2019 Stock Incentive Plan

• Equity Based Long-term Incentives are a Critical Part of Our Compensation Strategy. Equity awards have been a key component of annual compensation delivery to a significant portion of our employee population. Delivering a portion of annual compensation in equity aligns employee rewards with the interests of stockholders and with the objective of long-term value creation in a cash-efficient manner.

• We Have No Capacity to Make Awards under our Existing Equity Plans. We currently have no meaningful way to provide tailored equity-based compensation grants to attract, retain and reward qualified employees because of the few shares remaining to be granted under the Prior Plans.

•Our Competitors Offer Equity-Based Compensation. Virtually all of our peers with which we compete for talent have the ability to attract and retain employees and management with equity-based compensation programs. Without the approval of the 2019 Stock Incentive Plan, we may be at a significant competitive disadvantage.

Governance Highlights of the 2019 Stock Incentive Plan

• Minimum Vesting Requirements. Minimum vesting period of one year from the date of grant for all awards granted under the 2019 Stock Incentive Plan, except under certain limited circumstances and with permitted exceptions up to 5% of the share reserve.

• Double Trigger for Vesting of Time-Based Awards Upon a Change in Control. Subject to the terms of an applicable award agreement and certain exceptions, the 2019 Stock Incentive Plan provides for vesting of time-based equity awards based on the occurrence of a change in control and accompanying involuntary termination of service, so long as the acquiring corporation following a change in control assumes the awards granted under the 2019 Stock Incentive Plan.

• Share Reserve. The maximum number of shares of stock, in the aggregate, that may be granted under the 2019 Stock Incentive Plan as equity awards is 15,000,000 subject to certain recycling provisions with respect to grants under the Prior Plans (the “Share Limit”).

• Limits on Grants to Employees. The maximum number of shares of stock that may be granted to an employee shall not exceed 3,000,000 shares.

• Share Counting. Any shares withheld to cover taxes or to satisfy the exercise price of stock options will not be available for future grant.

• Dividends on Unvested Awards Not Paid Until Vesting. Dividends on unvested awards will be withheld and paid to participants only after and to the extent the underlying awards have vested.

• Awards Subject to Clawback. Awards granted under the 2019 Stock Incentive Plan are subject to clawback if the Company is required to prepare an accounting restatement due to material noncompliance of the Company, as a result of misconduct with any financial reporting requirement under the federal securities laws and the forfeiture provisions of the Sarbanes-Oxley Act of 2002. Awards may also be subject to clawback under any other clawback policy adopted by the Company from time to time.

• No Cash-Out or Repricing of Underwater Options. Under no circumstances will any underwater stock options be bought back by the Company. In addition, neither the Compensation Committee nor the Board of Directors have the authority to reduce the exercise price of a previously granted stock option under the 2019 Stock Incentive Plan through amendment, replacement or exchange for a cash payment in excess of the stock options in-the-money value, unless specifically approved by shareholders.

• No excise tax gross-ups in the event of a Change in Control.

Information Regarding Overhang and Dilution

We considered both our total equity “overhang” and our historical and projected annual “burn rate” in developing our share request for the 2019 Stock Incentive Plan and analyzing the impact of using equity as a means of compensation on our stockholders.

Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future awards and (c) the number of shares outstanding. As of March 31, 2019, there were 22,487,719 shares of common stock underlying all equity awards outstanding, 2,437,133 shares of common stock available for future awards from the Prior Plans, and the number of shares of common stock outstanding as of March 31, 2019 was 241,221,840 shares, or 266,146,692 shares when equity awards outstanding and shares available for grant are included. Accordingly, our overhang as of March 31, 2019 was 9.37%. If the 15,000,000 additional shares of common stock proposed to be authorized for grant under the 2019 Stock Incentive Plan are included in the calculation, our overhang on the date of approval of the 2019 Stock Incentive Plan, June 20, 2019, would be 14.2%. Our review of competitive practices, including in partnership with Pay Governance, our external compensation consultant, suggests that this level of overhang is competitive with and slightly below the median of similarly situated companies.

Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2018, 2017 and 2016 calendar years as well as an average over those years.

Calendar Year	Awards Granted	Weighted Average Number of Shares of Common Stock Outstanding	Gross Burn Rate(1)
2018	4,304,500	225,026,300	1.91%
2017	2,271,500	205,523,288	1.11%
2016	1,732,500	196,088,196	0.88%
Three-Year Average			1.30%

(1)We defined “gross burn rate” as the number of equity awards granted in the year divided by the weighted average number of shares of common stock outstanding.

Summary of the 2019 Stock Incentive Plan

The following is a summary of certain principal features of the 2019 Stock Incentive Plan. This summary is qualified in its entirety by reference to the complete text of the 2019 Stock Incentive Plan. Stockholders are urged to read the actual text of the 2019 Stock Incentive Plan in its entirety which is set forth as Annex A to this Proxy Statement.

Shares Available for Awards; Annual Per-Person Limitations

Under the 2019 Stock Incentive Plan, the total number of shares of our common stock (the “Shares”) reserved and available for delivery under the plan at any time during the term of the plan will be equal to 15,000,000.

If any Shares subject to an Award are forfeited, expire, or otherwise terminate without issuance of such Shares is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, will, to the extent of such forfeiture, expiration, termination, non-issuance, or cash settlement, again be available for delivery with respect to Awards under the 2019 Stock Incentive Plan. In the event that any option or other Award granted under the 2019 Stock Incentive Plan is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by us are satisfied by the tendering of Shares (either actually or by attestation), then the total number of Shares covered by the Award, the shares so tendered or withheld will not again be available for awards under the 2019 Stock Incentive Plan. In the event that any withholding tax liabilities arising from an Award other than an option or a stock appreciation right are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by us, the Shares so tendered or withheld will not again be available for Awards under the 2019 Stock Incentive Plan.

Substitute Awards will not reduce the Shares authorized for delivery under the 2019 Stock Incentive Plan or authorized for delivery to a participant in any period. Additionally, in the event that a company acquired by us or any subsidiary or with which we or any subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the 2019 Stock Incentive Plan and will not reduce the Shares authorized for delivery under the 2019 Stock Incentive Plan; provided, that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employees or directors of us or our subsidiaries prior to such acquisition or combination.

The 2019 Stock Incentive Plan imposes individual limitations on the amount of certain Awards. Under these limitations, in any year during any part of which the 2019 Stock Incentive Plan is in effect, no participant may be granted (i) stock options or stock appreciation rights with respect to more than 3,000,000 Shares, or (ii) performance shares (including shares of restricted stock, restricted stock units, and other stock based-awards that are subject to satisfaction of performance goals), with respect to more than 3,000,000 Shares, in each case, subject to adjustment in certain circumstances. The maximum amount that may be paid out to any one participant as performance units, with respect to any 12-month performance period is $1,000,000, and with respect to any performance period that is more than 12 months, $2,000,000.

The aggregate fair market value of Shares on the date of grant underlying incentive stock options that can be exercisable by any individual for the first time during any year cannot exceed $100,000 (or such other amount as specified in Section 422 of the Code). Any excess will be treated as a non-qualified stock option.

The maximum number of Shares that may be delivered under the 2019 Stock Incentive Plan as a result of the exercise of incentive stock options is 15,000,000 Shares, subject to certain adjustments.

The Committee is authorized to adjust the limitations on the number of Shares available for issuance under the 2019 Stock Incentive Plan and the individual limitations on the amount of certain Awards (other than the $100,000 limitation described above with respect to incentive stock option awards) and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) to the extent it deems equitable in the event that a dividend or other distribution (whether in cash, Shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Shares so that an adjustment is appropriate. See the sections called “Acceleration of Vesting; Change in Control” and “Other Adjustments” below for a summary of certain additional adjustment provisions of the 2019 Stock Incentive Plan.

Eligibility

The persons eligible to receive Awards under the 2019 Stock Incentive Plan are our officers, directors, employees, and consultants who provide services to us or any subsidiary. The foregoing notwithstanding, only employees of us, or any parent or subsidiary of us (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), are eligible for purposes of receiving any incentive stock options that are intended to comply with the requirements of Section 422 of the Code (“ISOs”). An employee on leave of absence may be considered as still in the employ of us or a subsidiary for purposes of eligibility for participation in the 2019 Stock Incentive Plan. As of April 29, 2019, all eight non-employee directors and approximately 241 employees are eligible to participate in the plan.

Administration

The 2019 Stock Incentive Plan is to be administered by the Compensation Committee of the Board of Directors (the “Committee”), provided, however, that except as otherwise expressly provided in the 2019 Stock Incentive Plan, the independent members of the Board of Directors may elect to exercise any power or authority granted to the Committee under the 2019 Stock Incentive Plan. Subject to the terms of the 2019 Stock Incentive Plan, the Committee is authorized to select eligible persons to receive Awards, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each participant) and the rules and regulations for the administration of the 2019 Stock Incentive Plan, construe and interpret the 2019 Stock Incentive Plan and Award agreements, correct defects, supply omissions, or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2019 Stock Incentive Plan. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including us, any subsidiary or any participant or beneficiary, or any transferee under the 2019 Stock Incentive Plan or any other person claiming rights from or through any of the foregoing persons or entities.

Stock Options and Stock Appreciation Rights

The Committee is authorized to grant (i) stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and (ii) stock appreciation rights, entitling the participant to receive the amount by which the fair market value of a Share on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Committee. The exercise price per share of an option and the grant price of a stock appreciation right may not be less than 100% of the fair market value of a Share on the date the option or stock appreciation right is granted. An option granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of us or any parent company (sometimes referred to as a “10% owner”) will not qualify as an ISO unless the exercise price for the option is not less than 110% of the fair market value of a Share on the date the ISO is granted.

For purposes of the 2019 Stock Incentive Plan, the term “fair market value” means the fair market value of Shares, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the fair market value of a Share as of any given date is the closing sales price per Share as reported on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service generally are fixed by the Committee, except that no option or stock appreciation right may have a term exceeding ten years, and no ISO granted to a 10% owner (as described above) may have a term exceeding five years (to the extent required by the Code at the time of grant). Methods of exercise and settlement and other terms of options and stock appreciation rights are determined by the Committee. Accordingly, the Committee may permit the exercise price of options awarded under the 2019 Stock Incentive Plan to be paid in cash, Shares, other Awards or other property (including loans to participants). As of April 25, 2019, fair market value of a share of our common stock, determined by the last reported sale price per share of common stock on that date was $4.11.

The Committee may grant stock appreciation rights in tandem with options (“Tandem stock appreciation rights”) under the 2019 Stock Incentive Plan. A Tandem stock appreciation right may be granted at the same time as the related option is granted or, for options that are not ISOs, at any time thereafter before exercise or expiration of such option. A Tandem stock appreciation right may only be exercised when the related option would be exercisable and the fair market value of the Shares subject to the related option exceeds the option’s exercise price. Any option related to a Tandem stock appreciation right will no longer be exercisable to the extent the Tandem stock appreciation right has been exercised and any Tandem stock appreciation right will no longer be exercisable to the extent the related option has been exercised.

Restricted Stock and Restricted Stock Units

The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock is a grant of Shares that are subject to such risks of forfeiture and other restrictions as the Committee may impose, including time or performance restrictions or both. A participant granted restricted stock generally has all of the rights of a stockholder of us (including voting and dividend rights), unless otherwise determined by the Committee. An Award of restricted stock units confers upon a participant the right to receive Shares or cash equal to the fair market value of the specified number of Shares covered by the restricted stock units at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an Award of restricted stock units carries no voting or dividend rights until any applicable vesting or performance conditions are met or other rights associated with Share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, Shares, other Awards, or other property equal in value to dividends paid on a specific number of Shares or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional Shares, Awards or otherwise as specified by the Committee. Notwithstanding the foregoing, dividend equivalents credited in connection with an award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee is authorized to grant Shares as a bonus free of restrictions, or to grant Shares or other Awards in lieu of company obligations to pay cash under the 2019 Stock Incentive Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock-Based Awards

The Committee is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Shares. The Committee determines the terms and conditions of such Awards.

Performance Awards

The Committee is authorized to grant performance Awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the Committee upon the grant of the performance Award. Performance Awards may be valued by reference to a designated number of Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance Awards may be settled by delivery of cash, Shares or other property, or any combination thereof, as determined by the Committee.

If and to the extent that the Committee determines that the foregoing provisions of the 2019 Stock Incentive Plan are to be applicable to any Award, one or more of the following business criteria for us, on a consolidated basis, and/or for our subsidiaries, or for business or geographical units of us and/or a subsidiary (except with respect to the total stockholder return and earnings per share criteria), are to be used by the Committee in establishing performance goals for Awards under the 2019 Stock Incentive Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow (including operating cash flow, free cash flow, discounted return on investment and cash flow in excess of cost of capital); (4) operating margin; (5) return on assets, sales, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the fair market value of a Share. Any of the above goals may be determined on an absolute or relative basis (e.g., growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to us.

After the end of each performance period, the Committee will determine and certify whether the performance goals have been achieved. In determining the achievement of such performance goals, the Committee may, at the time the performance goals are set, require that those goals be determined by excluding the impact of (i) restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the Committee specifies at the time the Award is granted.

The Committee may, in its discretion, determine that the amount payable as a performance Award will be changed from the amount of any potential Award.

Other Terms of Awards

Awards may be settled in the form of cash, Shares, other Awards, or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, Shares, or other property in trusts or make other arrangements to provide for payment of our obligations under the 2019 Stock Incentive Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Shares or other property to be distributed will be withheld (or that previously acquired Shares or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2019 Stock Incentive Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may, in its discretion, permit transfers, subject to any terms and conditions the Committee may impose pursuant to the express terms of an Award agreement. A beneficiary, transferee, or other person claiming any rights under the 2019 Stock Incentive Plan from or through any participant will be subject to all terms and conditions of the 2019 Stock Incentive Plan and any Award agreement applicable to such participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

Awards under the 2019 Stock Incentive Plan generally are granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 2019 Stock Incentive Plan, awards under other plans, or other rights to payment from us, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Acceleration of Vesting; Change in Control

In the event of a “change in control,” as defined in the 2019 Stock Incentive Plan, and subject to the terms of an applicable award agreement, or to the extent otherwise determined by the Committee in each particular case, (i) any option or stock appreciation right that was not previously vested and exercisable at the time of the “change in control” will be subject to double trigger vesting such that such awards will become vested and exercisable upon or after a Change of Control on a participant’s involuntary termination of employment; (ii) any restrictions, deferral of settlement and forfeiture conditions applicable to a restricted stock award, restricted stock unit award or any other stock-based award subject only to future service requirements will be deemed fully vested upon or after a Change of Control on a participant’s involuntary termination of employment; and (iii) with respect to any outstanding Award subject to achievement of performance goals and conditions under the 2019 Stock Incentive Plan, the Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance.

Subject to any limitations contained in the 2019 Stock Incentive Plan relating to the vesting of Awards in the event of any merger, consolidation or other reorganization in which we do not survive, or in the event of any “change in control,” the agreement relating to such transaction and/or the committee may provide for (i) the continuation of the outstanding Awards by us, if we are the surviving entity, (ii) the assumption or substitution for outstanding Awards by the surviving entity or its parent or subsidiary pursuant to the provisions contained in the 2019 Stock Incentive Plan, (iii) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (iv) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such. The foregoing actions may be taken without the consent or agreement of a participant in the 2019 Stock Incentive Plan and without any requirement that all such participants be treated consistently.

Other Adjustments

The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (i) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting us, any subsidiary or any business unit, or our financial statements, (ii) in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or (iii) in view of the Committee’s assessment of our business strategy, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant. However, the Committee may not make any adjustment described in this paragraph if doing so would cause any Award granted under the 2019 Stock Incentive Plan to participants designated by the Committee as “covered employees” and intended to qualify as “performance-based compensation” under Section 162(m) of the Code to otherwise fail to qualify as “performance-based compensation.”

Clawback of Benefits

The Committee may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the 2019 Stock Incentive Plan or otherwise in accordance with any of our policies that currently exist or that may from time to time be adopted or modified in the future by us and/or applicable law (each a “Clawback Policy”). In addition, a participant may be required to repay to us certain previously paid compensation, whether provided under the 2019 Stock Incentive Plan or an Award agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, a participant is also agreeing to be bound by any existing or future Clawback Policy adopted by us, or any amendments that may from time to time be made to the Clawback Policy in the future by us in our discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the participant’s Award agreements (and/or awards issued under any prior Company plan) may be unilaterally amended by us, without the participant’s consent, to the extent that we in our discretion determine to be necessary or appropriate to comply with any Clawback Policy.

Amendment and Termination

The Board may amend, alter, suspend, discontinue, or terminate the 2019 Stock Incentive Plan or the Committee’s authority to grant Awards without the consent of stockholders or participants or beneficiaries, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which Shares may then be listed or quoted; provided that, except as otherwise permitted by the 2019 Stock Incentive Plan or an Award agreement, without the consent of an affected participant, no such Board action may materially and adversely affect the rights of such participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the 2019 Stock Incentive Plan; provided that, except as otherwise permitted by the 2019 Stock Incentive Plan or Award agreement, without the consent of an affected participant, no such Committee or the Board action may materially and adversely affect the rights of such participant under terms of such Award. The 2019 Stock Incentive Plan will terminate at the earliest of (i) such time as no Shares remain available for issuance under the 2019 Stock Incentive Plan, (ii) termination of the 2019 Stock Incentive Plan by the Board, or (iii) the tenth anniversary of the effective date of the 2019 Stock Incentive Plan. Awards outstanding upon expiration of the 2019 Stock Incentive Plan will remain in effect until they have been exercised or terminated, or have expired.

Federal Income Tax Consequences of Awards

The 2019 Stock Incentive Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

An optionee generally is not taxable upon the grant of a nonqualified stock option granted under the 2019 Stock Incentive Plan. On exercise of a nonqualified stock option granted under the 2019 Stock Incentive Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the Shares acquired on exercise of the option over the exercise price. If the optionee is an employee of us or any subsidiary, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those Shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those Shares will begin on that date.

If an optionee pays for Shares on exercise of an option by delivering Shares, the optionee will not recognize gain or loss on the Shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he or she had paid the exercise price in cash. If a separate identifiable stock certificate or other indicia of ownership is issued for that number of Shares equal to the number of Shares delivered on exercise of the option, the optionee’s tax basis in the Shares represented by that certificate or other indicia of ownership will be equal to his or her tax basis in the Shares delivered, and his or her holding period for those Shares will include his or her holding period for the Shares delivered. The optionee’s tax basis and holding period for the additional Shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options

Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a Share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that Share and the holder’s tax basis in that Share will be long-term capital gain or loss.

If an optionee disposes of a Share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the Share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the Share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the Share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the Share exceeds one year.

An optionee who exercises an ISO by delivering Shares acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those Shares is treated as making a Disqualifying Disposition of those Shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one Share and using that Share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a Share acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the Share in the year in which the option is exercised, there will be no adjustment with respect to that Share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a Share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that Share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a Share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a Share, we generally are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfies its reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the Shares are received equal to the excess, if any, of the fair market value of the Shares received over any amount paid by the recipient in exchange for the Shares. If, however, the Shares are not vested when they are received under the 2019 Stock Incentive Plan (for example, if the recipient is required to work for a period of time in order to have the right to sell the Shares), the recipient generally will not recognize income until the Shares become vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the Shares on the date they become vested over any amount paid by the recipient in exchange for the Shares. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the Award, to recognize ordinary compensation income, as of the date the recipient receives the Award, equal to the excess, if any, of the fair market value of the Shares on the date the Award is granted over any amount paid by the recipient in exchange for the Shares.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of Shares acquired as Awards will be the amount paid for the Shares plus any ordinary income recognized either when the Shares are received or when the Shares become vested. Upon the disposition of any Shares received as a Share Award under the 2019 Stock Incentive Plan, the difference between the sales price and the recipient’s basis in the Shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the Shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

We generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the recipient, provided that amount constitutes an ordinary and necessary business expense for us, is reasonable in amount, and is not precluded by the deduction limitations imposed by Section 162(m) of the Code, and either the recipient includes that amount in income or we timely satisfies its reporting requirements with respect to that amount.

Stock Appreciation Rights

We may grant stock appreciation rights, separate from any other Award (“Stand-Alone”) stock appreciation rights, or Tandem stock appreciation rights, under the 2019 Stock Incentive Plan. Generally, the recipient of a Stand-Alone stock appreciation right will not recognize any taxable income at the time the Stand-Alone stock appreciation right is granted.

With respect to Stand-Alone stock appreciation rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the stock appreciation rights in Shares, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the Shares on the day they are received over any amounts paid by the recipient for the Shares.

With respect to Tandem stock appreciation rights, if the recipient elects to surrender the underlying option in exchange for cash or Shares equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone stock appreciation rights. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for Federal tax purposes measured by the excess of the then fair market value of the Shares over the exercise price.

In general, there will be no Federal income tax deduction allowed to us upon the grant or termination of Stand-Alone stock appreciation rights or Tandem stock appreciation rights. Upon the exercise of either a Stand-Alone stock appreciation right or a Tandem stock appreciation right, however, we generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the amount received. We generally will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations

Section 162(m) of the Code generally limits our ability to deduct for tax purposes compensation in excess of $1.0 million per year for each of our principal executive officer, our principal financial officer and additional highest compensated officers during any taxable year beginning after December 31, 2016. Compensation resulting from awards under the 2019 Stock Incentive Plan will be counted toward the $1.0 million limit. Please see the discussion above regarding certain transition relief that applies to outstanding awards under the Prior Plans.

Section 409A of the Code

The 2019 Stock Incentive Plan is intended to comply with Section 409A of the Code to the extent that such section would apply to any Award under the 2019 Stock Incentive Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an Award that is deemed to be deferred compensation, such as a grant of restricted stock units that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the Award as soon as the Award is no longer subject to a substantial risk of forfeiture (even if the Award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Code) on the value of the Award.

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser as to the Federal, state, local, foreign and other tax consequences of the grant or exercise of an Award or the or the disposition of Shares acquired as a result of an Award.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” APPROVAL OF OUR 2019 STOCK INCENTIVE PLAN.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of our Board of Directors has selected and appointed Grant Thornton as our independent registered public accounting firm for the 2019 fiscal year. Grant Thornton has served as our independent registered public accounting firm since March 30, 2015.

Our Audit Committee recommends that stockholders vote in favor of the ratification of the appointment of Grant Thornton to audit the consolidated financial statements of our company for the fiscal year ending December 31, 2019. Although ratification is not required by our bylaws or otherwise, our Audit Committee is submitting the appointment of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. In the event of a negative vote on such ratification, our Audit Committee will reconsider its selection.

We anticipate that representatives of Grant Thornton will be present at the 2019 Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Aggregate fees billed to our company for the fiscal year ended December 31, 2018 and 2017 by Grant Thornton, our independent registered public accounting firm, were as follows:

	2018	2017
Audit Fees	$362,135	$327,800
Audit-Related Fees	$0	$0
Tax Fees	$85,383	$94,128
All Other Fees	$0	$0

Audit fees consist of fees associated with the annual audit, including the audit of the effectiveness of internal control over financial reporting, the reviews of our quarterly reports, and other filings with the SEC as well as comfort letters and consents. Tax fees included the preparation of our tax returns.

Audit Committee Pre-Approval Policies and Procedures

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval, or adopting procedures for pre-approval, of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.

Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided by Grant Thornton described above were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies. All of the hours spent by Grant Thornton in auditing our financial statements for the fiscal year ended 2018 and 2017 were attributed to work performed by Grant Thornton’s full-time, permanent employees.

Ratification by Stockholders of the Appointment of Independent Auditor

Ratification of the appointment of Grant Thornton to audit the consolidated financial statements of our company for the fiscal year ending December 31, 2019 will require the affirmative vote of a majority of the votes cast, assuming that a quorum is present at the meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

As more specifically provided in our bylaws, as amended, no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise properly brought before the meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote who has delivered proper notice to us, together with the information required by our bylaws, as amended. Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders for the fiscal year ending December 31, 2019 must be received by us not less than 90 days (by March 22, 2020) and not more than 120 days (by February 21, 2020) before the anniversary of the prior year’s annual meeting of stockholders, unless we change the date of our 2020 annual meeting by more than 30 days before or 60 days after such anniversary date, in which case, stockholder proposals must be received not earlier than 120 days prior to the annual meeting and not later than the later to occur of 90 days prior to the annual meeting and ten days following the date on which a public announcement of the date of the annual meeting is first made by us.

Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2020 annual meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act and our bylaws, as amended. To be eligible for inclusion in such proxy materials, stockholder proposals must be received not later than December 31, 2019.

Stockholder proposals should be addressed and delivered to our corporate secretary at the address of our executive offices set forth in this proxy statement.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports, proxy statements, and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

If you and other stockholders of record with whom you share an address currently receive multiple copies of our annual report, proxy statement, or Notice of Internet Availability of Proxy Materials and would like to participate in our householding program, please contact Broadridge by calling toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, please contact Broadridge as described above. In addition, we will promptly deliver, upon the written or oral request to Broadridge at the address or telephone number above, a separate copy of our annual report, proxy statement, or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

ANNEX A

THERAPEUTICSMD, INC.
2019 STOCK INCENTIVE PLAN

THERAPEUTICSMD, INC.
2019 STOCK INCENTIVE PLAN

1. Purpose. The purpose of this THERAPEUTICSMD, INC. 2019 STOCK INCENTIVE PLAN (the “Plan”) is to assist THERAPEUTICSMD, INC., a Nevada corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan or, solely with respect to Section 4 of the Plan, any award made under a prior Company equity plan with respect to its Shares.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g) “Change in Control” means a Change in Control as defined in Section 9(b) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means the Compensation Committee of the Board; provided, however, that if there are no longer any members on the Compensation Committee, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.

(j) “Consultant” means any Person (other than an Employee or a Director, solely with respect to rendering services in such Person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l)  “Director” means a member of the Board or the board of directors of any Related Entity.

(m) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(n)  “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(o) “Effective Date” means the effective date of the Plan, which shall be June 20, 2019, subject to the approval of stockholders of the Company.

(p) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(q) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(s) “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(t) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an action which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than a failure which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company’s or Related Entity’s requiring the Participant to be based at any office or location outside of fifty (50) miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.

(u) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(v) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(w) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) hereof.

(x) “Listing Market” means the Nasdaq Stock Market or any other national securities exchange on which any securities of the Company are listed for trading.

(y) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(z) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(aa)  “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(bb) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(cc) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(dd) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(ee) “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ff) “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(gg) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(hh) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ii) “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(jj) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(kk) “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(ll) “Restricted Stock Unit Award” means an Award of Restricted Stock Unit granted to a Participant under Section 6(e) hereof.

(mm) “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(nn) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(oo) “Shareholder Approval Date” means the date on which this Plan is approved by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Section 422 of the Code, Rule 16b-3 under the Exchange Act, and applicable requirements under the rules of the Listing Market.

(pp) “Shares” means the shares of common stock of the Company, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(qq) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(rr) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

(ss) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, except to the extent (and subject to the limitations imposed by Section 3(b) hereof) the Board elects to administer the Plan, in which case the Plan shall be administered by only those members of the Board who are Independent members of the Board, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, and (ii) with respect to any Award to an Independent Director. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be (i) 15,000,000 plus (ii) the number of unallocated Shares available for issuance as of the Effective Date under the Amended & Restated 2012 Equity Incentive Plan (the “2012 Stock Plan”) that are not then subject to outstanding Awards plus (iii) the number of unallocated Shares available for issuance as of the Effective Date under the 2009 Long Term Incentive Compensation Plan (the “2009 Incentive Plan ”) that are not then subject to outstanding Awards. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Awards under this Plan, the 2012 Stock Plan or the 2009 Incentive Plan are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to Awards under the Plan, subject to Section 4(c)(iii) below. Notwithstanding the forgoing, in the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then such tendered or withheld Shares shall not be again be available with respect to Awards under the Plan.

(ii) Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its stockholders, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan if and to the extent that the use of such Shares would not require approval of the Company’s stockholders under the rules of the Listing Market.

(iii) Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) Share.

(iv) Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 15,000,000 Shares.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 3,000,000 Shares or (ii) Restricted Stock, Restricted Stock Units, Performance Shares and/or Other Stock-Based Awards with respect to more than 3,000,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $1,000,000 with respect to any 12 month Performance Period and (y) with respect to any Performance Period that is more than 12 months, $2,000,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Nevada law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 10(c)(i) and (ii), the Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s shareholders.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a Tandem Stock Appreciation Right. Other than pursuant to Section 10(c)(i) and (ii), the Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), or (C) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without shareholder approval.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards.. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restricted Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon subject to Section 6(k) (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restriction Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. Any cash dividends declared with respect to shares of Restricted Stock shall be held in escrow by the Committee until such time as the shares of Restricted Stock are no longer subject to a substantial risk of forfeiture or are otherwise vested and, in the event that such shares of Restricted Stock are subsequently forfeited, the cash dividends attributable to such portion shall be forfeited. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

(e) Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Unit, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to settlement of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, and subject to Section 6(k), any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be either (A) paid with respect to such Restricted Stock Unit Award at the dividend payment date in cash or in unrestricted stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit Award and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect. The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date, deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Restricted Stock Unit Award, but in no event later than 12 months before the first date on which any portion of such Restricted Stock Unit Award vests (or at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code). Notwithstanding the foregoing, any Dividend Equivalents that are granted with respect to any Restricted Stock Unit Award shall be held in escrow by the Committee until such time as the Restricted Stock Award that such Dividend Equivalents are attributed to shall become no longer subject to a substantial risk of forfeiture or otherwise satisfied any vesting conditions, and in the event that such Restricted Stock Award is subsequently forfeited, the Dividend Equivalents attributable to such portion shall be forfeited.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. Subject to Section 6(k), the Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify subject to Section 6(k) as applicable. Any such determination by the Committee shall be made at the grant date of the applicable Award.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than twelve (12) months nor longer than five (5) years. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

(j) Certain Vesting Requirements and Limitations on Waiver of Forfeiture Restrictions. Awards granted under the Plan shall be subject to a minimum vesting period of not less than one (1) year from the date of grant of the Award. This minimum vesting period may be accelerated or waived in the event of a Participant’s death, disability, retirement, termination of employment, upon a Change in Control or such other events that the Committee determines. Notwithstanding the minimum vesting period, up to five percent (5%) of the Shares reserved for Awards under Section 4(a) of the Plan, subject to adjustment under Section 10(c), may be granted with vesting terms not conforming to the one (1) year minimum vesting period.

(k) Dividend Payments. Notwithstanding anything to the contrary in the Plan, subject to Section 6(d)(iv) hereof with respect to cash dividends that are declared with respect to shares of Restricted Stock that are granted with respect to any Restricted Stock or subject to Section 6(e)(iii) hereof with respect to Dividend Equivalents that granted with respect to any Restricted Stock Unit Award, any cash dividends or equivalents that are declared and not reinvested subject to a substantial risk of forfeiture with respect to Awards shall be held in escrow by the Committee until such time as the Shares or Restricted Stock Units with respect to which such cash dividends are declared are no longer subject to a substantial risk of forfeiture or are otherwise vested and, in the event that such Shares or Restricted Stock Units are subsequently forfeited, the cash dividends or equivalents attributable to such portion shall be forfeited.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to comply with Section 409A of the Code.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with applicable law and all applicable rules of the Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Subject to Section 7(e) hereof, the settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the sole discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee, all in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Code Section 409A.

(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, as defined in Section 7(e)(ii) hereof, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii) Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

8. Performance Grants.

(a) Performance Criteria. If a Performance Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall include one or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) the Fair Market Value of a Share; and/or (19) such other goals as determined by the Compensation Committee. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company.

(b) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period no shorter than twelve (12) months and no longer than five (5) years, as specified by the Committee.

(c) Adjustments. The Committee may, in its discretion, change the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

9. Change in Control.

(a) Effect of “Change in Control.” Subject to (i) any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, and (ii) the authority and power of the Committee pursuant to Section 6 and Section 10 hereof, which shall remain in effect notwithstanding this Section 9, and without any requirement that each Participant be treated consistently, upon the occurrence of a “Change in Control,” as defined in Section 9(b):

(A) Any Option or Stock Appreciation Right that was not previously or does not become vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, upon an involuntary termination of employment of the Participant on or after a Change in Control.

(B) Any restrictions, deferral of settlement, and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan that have not previously or do not lapse as of the time of the Change in Control shall be deemed fully vested upon an involuntary termination of the Participant on or after a Change in Control.

(C) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the Change in Control.

(b) Definition of “Change in Control”. Unless otherwise specified in any employment agreement between the Participant and the Company or any Related Entity, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of (A) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if equity securities of the Company are issued or issuable in connection with the transaction (each of the events referred to in this clause (A) being hereinafter referred to as a “Business Reorganization”), or (B) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Reorganization or Asset Sale, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Reorganization or Asset Sale beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Reorganization or Asset Sale (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Reorganization or Asset Sale, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (excluding any outstanding equity or voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Reorganization or Asset Sale as a result of their ownership, prior to such consummation, of equity or voting securities of any company or other entity involved in or forming part of such Business Reorganization or Asset Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Corporation or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the Continuing Entity or the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Reorganization or Asset Sale and (3) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Reorganization or Asset Sale; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (D) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Agreement, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award.

(f) No Repricing. Notwithstanding anything to the contrary, the Committee shall not be authorized to amend any outstanding Option and/or Stock Appreciation Right to reduce the exercise price or grant price without the prior approval of the stockholders of the Company. In addition, the Committee shall not be authorized to cancel outstanding Options and/or Stock Appreciation Rights replaced with Awards having a lower exercise price without the prior approval of the stockholders of the Company.

(g) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of stockholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Related Entity, nor any of the their respective officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(h) Clawback of Benefits. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant or Beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Award Agreements (and/or awards issued under the Prior Plans) may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

(i) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related Entity that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(i) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(j) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(k) Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Nevada without giving effect to principles of conflict of laws, and applicable federal law.

(l) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(m) Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Section 422 and Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (i) such time as no Shares remain available for issuance under the Plan, (ii) termination of this Plan by the Board, or (iii) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

THERAPEUTICSMD, INC. 6800 BROKEN SOUND PKWY NW, THIRD FLOOR BOCA RATON, FL 33487

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E73385-P23163	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THERAPEUTICSMD, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors unanimously recommends you vote FOR ALL the following:
1.	Election of Directors		☐	☐	☐

Nominees:

	01) Jane F. Barlow	07) John C.K. Milligan, IV
	02) Brian Bernick	08) Jules A. Müsing
	03) J. Martin Carroll	09) Angus C. Russell
	04) Cooper C. Collins	10) Nicholas Segal
	05) Robert G. Finizio	11) Tommy G. Thompson
06) Robert V. LaPenta, Jr.

						The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain	4. To approve the TherapeuticsMD, Inc. 2019 Stock Incentive Plan;		☐	☐	☐
2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2018 (say-on-pay);		☐	☐	☐	5. To ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending December 31, 2019;		☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 Year	2 Years	3 Years	Abstain	and upon such other business as may properly come before the meeting or any adjournment thereof.

3.	To provide a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers (say-on-frequency);	☐	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E73386-P23163

THERAPEUTICSMD, INC.
2019 Annual Meeting of Stockholders
June 20, 2019, 8:00 a.m.
This proxy is solicited by the Board of Directors

The undersigned stockholder of THERAPEUTICSMD, INC., a Nevada corporation, hereby acknowledges receipt of the notice of Annual Meeting of Stockholders and proxy statement and hereby appoints Robert G. Finizio and Daniel A. Cartwright and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2019 Annual Meeting of Stockholders of THERAPEUTICSMD, INC., to be held on Thursday, June 20, 2019, at 8:00 a.m., local time, at the Renaissance Boca Raton Hotel, 2000 NW 19th Street, Boca Raton, Florida 33431 and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side of this proxy card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side